SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14a INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Magellan Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 Custom House Street, 3rd Floor

Portland, ME 04101

October 26, 2010

2010 ANNUAL MEETING OF SHAREHOLDERS

December 8, 2010

Dear Shareholder:

On behalf of the Board of Directors and management of Magellan Petroleum Corporation (“Magellan”), we are pleased to invite you to attend the 2010 Annual Meeting of Shareholders to be held on December 8, 2010 at 1:00 P.M., local time at Hyatt Regency Orlando Airport, 9300 Airport Boulevard, Orlando, FL 32827 (telephone: (407) 825-1234). The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted on at the meeting. At the Annual Meeting, you will be asked to vote on the election of three directors and the other important matters set forth in the attached proxy materials. As in the past, members of management will review with you Magellan’s results and will be available to respond to questions during the meeting.

While we are aware that most of our shareholders are unable personally to attend the Annual Meeting, proxies are solicited so that each shareholder has an opportunity to vote on all matters to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage-paid envelope. Regardless of the number of shares you own, your vote is important.

YOUR VOTE IS IMPORTANT

Your vote is important, and all Magellan shareholders are cordially invited to attend the 2010 Annual Meeting in person. This year, the meeting will again be held in Orlando, FL. Whether or not you expect to attend the Annual Meeting, we urge you to complete, date, sign and return the enclosed Magellan proxy card or voting instruction form as promptly as possible, or to vote by telephone or Internet, to ensure your representation at the Annual Meeting. Telephone and Internet voting is available by following the instructions provided on the enclosed Magellan proxy card or voting instruction form.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF WALTER McCANN, RONALD P. PETTIROSSI AND J. ROBINSON WEST AS DIRECTORS AND “FOR” EACH OF PROPOSALS 2, 3, 4 AND 5 ON THE ENCLOSED PROXY CARD. If your shares are held of record by a bank or broker, please vote the instruction form provided to you by or on behalf of the bank or broker. Our attached proxy statement provides detailed information about the professional experience and qualifications of each of our director nominees and our continuing directors.

PLEASE VOTE PROMPTLY ON MAGELLAN’S ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURN IT TO US OR YOUR BANK OR BROKER PROMPTLY. We thank you for your continued support of Magellan.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Walter McCann	William H. Hastings
Chairman of the Board	President and Chief Executive Officer

7 Custom House Street, 3rd Floor

Portland, ME 04101

NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS

December 8, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders of Magellan Petroleum Corporation, a Delaware Corporation (the “Company”), will be held on December 8, 2010 at 1:00 P.M., local time at the Hyatt Regency Orlando Airport, 9300 Airport Boulevard, Orlando, FL 32827 (telephone: (407) 825-1234) for the following purposes:

1.	To elect three Class I directors of the Company;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of the Company’s class of common stock from 200,000,000 shares to 300,000,000 shares;

3.	To approve an amendment to the Company’s Restated Certificate to authorize a class of fifty million (50,000,000) shares of preferred stock;

4.	To approve an amendment to Section 2 of the Company’s 1998 Stock Incentive Plan to increase the authorized shares of common stock reserved for awards under the Plan by 2,000,000 shares, to a total of 7,205,000 shares;

5.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2011; and

6.	To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

For directions to the Annual Meeting, please visit: http://orlandoairport.hyatt.com or call (407) 825-1234. This notice and proxy statement and the enclosed form of proxy are being sent to shareholders of record at the close of business on October 26, 2010 to enable such shareholders to state their instructions with respect to the voting of the shares. Proxies should be returned to American Stock Transfer & Trust Company, LLC, the Company’s Transfer Agent, in the reply envelope enclosed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 8, 2010.

The SEC has adopted new rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have again chosen to follow the SEC’s full set delivery option, and therefore, although we are posting this proxy statement online, we are also mailing a full set of our proxy materials to our shareholders. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. Magellan’s Proxy Statement for the 2010 Annual Meeting of Shareholders and Magellan’s Annual Report to Shareholders for the fiscal year ended June 30, 2010 are available at: www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04056.

By Order of the Board of Directors,

EDWARD B. WHITTEMORE

Secretary

Dated: October 26, 2010

Section	Page No.
GENERAL INFORMATION	1
Important Notice Regarding Internet Availability of Proxy Materials for the 2010 Annual Meeting	1
VOTES REQUIRED FOR APPROVAL	2
Votes Required	2
Discretionary Voting	2
Quorum Required; Withholdings, Broker “Non-Votes” and Abstentions	3
ASX Listing Rules; Special Voting Requirements	3
PROPOSAL 1 – ELECTION OF THREE DIRECTORS	3
Background Information About Our Nominees and the Directors	4
Director Compensation and Related Matters	9
Non-Employee Directors’ Compensation Policy	11
CORPORATE GOVERNANCE	12
Director Independence	12
Board Leadership Structure; Executive Sessions	12
Board Role in Risk Oversight	13
Standards of Conduct and Business Ethics	13
Standing Board Committees	13
Board and Committee Meetings Held During the 2010 Fiscal Year	14
Audit Committee	14
Compensation, Nominating and Governance Committee	14
Special and Ad Hoc Board Committees	15
Communications with Directors	16
Director Attendance at Annual Meetings	16
The Board Nomination Process	16
Compliance with Section 16(a) of the Securities Exchange Act of 1934	17
Certain Relationships and Related Person Transactions	17
REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24
Security Ownership of Management	24
Other Security Holders	25
EXECUTIVE COMPENSATION	26
Compensation Discussion and Analysis	26
Additional Information Regarding Executive Compensation	32
Compensation Committee Report	37
Compensation Risk Analysis	37
Executive Compensation Tables	38
Post Termination Payments and Benefits	42
Compensation Committee Interlocks and Insider Participation	44
Equity Compensation Plan Information	44
PROPOSAL 2 – APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK	45
PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK	47
PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO SECTION 2 OF THE COMPANY’S 1998 STOCK INCENTIVE PLAN	51
PROPOSAL 5 – RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
OTHER MATTERS	61
SOLICITATION OF PROXIES	61
SHAREHOLDER PROPOSALS	61
APPENDIX A – CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF MAGELLAN PETROLEUM CORPORATION	A-1

-i-

7 Custom House Street, 3rd Floor

Portland, ME 04101

2010 ANNUAL MEETING PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to shareholders of Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders to be held on December 8, 2010 at 1:00 P.M., local time at Hyatt Regency Orlando Airport, 9300 Airport Boulevard, Orlando, FL 32827 (telephone: (407) 825-1234) and at any adjournments or postponements thereof. The notice of meeting, proxy statement, and proxy are first being mailed to shareholders on or about October 26, 2010. The proxy may be revoked at any time before it is voted by (i) so notifying the Company in writing; (ii) signing and dating a new and different proxy card of a later date; or (iii) voting your shares in person or by your duly appointed agent at the meeting.

The persons named in the enclosed form of proxy will vote the shares of Common Stock represented by said proxy in accordance with the specifications made by means of a ballot provided in the proxy, and will vote the shares in their discretion on any other matters properly coming before the meeting or any adjournment or postponement thereof. The Board of Directors knows of no matters which will be presented for consideration at the meeting other than those matters referred to in this proxy statement.

The record date for the determination of shareholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on October 26, 2010. On that date, there were 52,335,977 outstanding shares of Common Stock of the Company, par value $.01 per share (“Common Stock”). On October 26, 2010, there were 1,267,860 shares of our Common Stock outstanding in the form of CHESS depositary interests (or “CDIs”) listed and traded on the Australian Securities Exchange. Each outstanding share of Common Stock is entitled to one vote.

Important Notice Regarding Internet Availability of Proxy Materials for the 2010 Annual Meeting

The U.S. Securities and Exchange Commission, or SEC, has adopted e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have again chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2010) online, we are also mailing a full set of our proxy materials to our shareholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding common stock is present in person or represented by proxy at our meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2010 are available at: www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04056.

We are mailing a full set of our printed proxy materials to shareholders of record on or about October 26, 2010. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on a Web site referred to above. These proxy materials will be available free of charge.

VOTES REQUIRED FOR APPROVAL

Votes Required

Each outstanding share of Common Stock is entitled to one vote on each of Proposals 1, 2, 3, 4 and 5.

Approval of Proposal 1 – the election of three directors – requires the affirmative vote of a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting.

Approval of Proposal 2 – the amendment to our Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of the Company’s class of common stock will require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, provided that a quorum exists.

Approval of Proposal 3 – the amendment to our Restated Certificate to authorize a class of preferred stock which may be issued from time to time in one or more series, in the discretion of our Board of Directors – will require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, provided that a quorum exists.

Approval of Proposal 4 – the shareholder resolution authorizing an amendment of Section 2 of the Company’s 1998 Stock Incentive Plan – will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Approval of Proposal 5 – ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 – will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

Discretionary Voting

If you are a beneficial owner of our Common Stock, the Company believes that your brokerage firm, the record holder of your Common Stock, will be permitted under governing NYSE rules to vote your shares in their discretion on the following matters to be presented at the Annual Meeting:

•	Proposal 2 – the election to amend the Restated Certificate to increase the number of authorized shares of our Common Stock by 100,000,000 to a new authorized total of 300,000,000; and

•	Proposal 5 – the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011;

even if your brokerage firm does not receive voting instructions from you. Your brokerage firm may not vote on Proposal 1 – the election of three directors; Proposal 3 – the proposal to amend the Certificate of Incorporation to authorize a class of “de-clawed” preferred stock; or Proposal 4 – the proposal to amend Section 2 of the Company’s 1998 Stock Incentive Plan – absent instructions from you. Without your voting instructions on these proposals, your brokerage firm cannot vote, and therefore, your shares will not be represented on these proposals. See “Quorum Required, Withholdings, Broker “Non-Votes” and Abstentions,” below.

Quorum Required; Withholdings, Broker “Non-Votes” and Abstentions

Quorum Required: The holders of thirty-three and one third percent (33 1/3%) of the total number of shares entitled to be voted at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. Under the Delaware General Corporation Law, abstentions and a broker “non-votes” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

Withholdings: Withholding authority to vote for a nominee for director will have no effect on the results of the vote for directors. Under the Delaware General Corporation Law, the nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Broker “Non-Votes” and Abstentions: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” As noted above, your broker will be entitled to vote your shares without your instructions on Proposals 2 and 5. Your broker will not, however, be entitled to vote your shares without your instructions on Proposals 1, 3 and 4. Under Delaware law, an “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal other than the election of directors.

Effects of Broker-Non Votes and Abstentions: For Proposals 1, in counting the number of shares voted, abstention and broker non-votes will not be counted and will have no effect. For Proposals 2 and 3, which require the affirmative vote of a majority of our issued and outstanding shares, abstentions and broker non-votes are not considered to have been voted for such matters and will have the same effect as a vote “AGAINST” such Proposals. For Proposals 4 and 5, which require the affirmative vote of a majority of the votes cast by the holders of our Common Stock who are present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, abstentions will be counted towards the vote total and will have the same effect as a vote “AGAINST” the Proposal, but broker non-votes (which are not “entitled to vote” on the matter) will not be counted and will have no effect.

ASX Listing Rules; Special Voting Requirements

There are special voting requirements under the Listing Rules of the Australian Securities Exchange (“ASX”) relating to Proposal No. 4 – the amendment of Section 2 of our 1998 Stock Incentive Plan. Please see “Proposal No. 4 – ASX Listing Rule Requirements” below, for a description of these requirements.

PROPOSAL 1

ELECTION OF THREE DIRECTORS

In accordance with the Company’s By-Laws, three directors are to be elected to hold office for a term of three years, expiring with the 2013 Annual Meeting of Shareholders. The Company’s By-Laws provide for three classes of directors who are to be elected for terms of three years each and until their successors shall have been elected and shall have been duly qualified. The three nominees, Walter McCann, Ronald P. Pettirossi and J. Robinson West, are currently serving as directors of the Company. Messrs. McCann, Pettirossi and West have consented to being named in this proxy statement and will serve as directors, if elected.

Under Delaware law, the election of directors requires a plurality of the votes cast by the holders of shares present in person or by proxy and voting at the Annual Meeting. The term “plurality” means that the nominees receiving the greatest number of votes will be elected. Proxies may be voted only for the number of nominees named by the Board of Directors. The persons named in the accompanying proxy will vote properly executed proxies for the election of the persons named above, unless authority to vote for one or more of the nominees is withheld.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO ELECT WALTER MCCANN, RONALD P. PETTIROSSI AND J. ROBINSON WEST, ON THE COMPANY’S PROXY CARD OR VOTING INSTRUCTION FORM.

Background Information About Our Nominees and the Directors

The following table sets forth certain information about the Company’s three nominees for director and each director whose term of office continues beyond the 2010 Annual Meeting. The information presented includes, with respect to each such person: (a) his business history for at least the past five years; (b) his age as of the date of this proxy statement; (c) director positions, if any, held currently or at any time during the last five years; (d) information regarding involvement in certain legal or administrative proceedings, if applicable; (e) his other positions with the Company, if any; (f) the year during which he first became a director of the Company and (g) the experiences, qualifications, attributes or skills that caused the CNG Committee and the Board to determine that the person should serve as a director for the Company in 2010.

Director nominees to hold office each with a term expiring at the 2013 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
Ronald P. Pettirossi	1997	Chairman of the Audit Committee, member of the Compensation, Nominating and Governance (“CNG”) Committee, Director of Magellan Petroleum Australia Limited (“MPAL”)

Mr. Pettirossi has been President of ER Ltd., a consulting company since 1995. Mr. Pettirossi has been a director of MPAL since August 2004. Mr. Pettirossi is a former audit partner of Ernst & Young LLP and worked with public and privately held companies for 31 years. Mr. Pettirossi served on the Board of Directors and as Chair of the Audit Committee of One IP Voice, Inc. (formerly, Farmstead Telephone) from 2003 to 2007. Age 67.

Mr. Pettirossi was selected to serve on our Board in light of his education, professional training and skills in financial accounting and reporting, including his 31 years of practice with Ernst & Young LLP, his work as a financial consultant and his status as both a CPA and as an “audit committee financial expert.”

Walter McCann	1983	Chairman of the Board, member of the Audit and CNG (Chairman) Committees, Director of MPAL

Mr. McCann, a former business school dean, was the President of Richmond, the American International University, located in London, England, from January 1993 until September 2002. From 1985 to 1992, he was President of Athens College in Athens, Greece. Mr. McCann has been a director of MPAL since 1997. He is a retired member of the Bar in Massachusetts. Age 73.

Mr. McCann was selected to serve on our Board in light of his career leading non-profit, educational institutions, his broad knowledge of the Company and MPAL’s management and operations, and his expertise in board leadership and corporate governance.

Director nominees to hold office each with a term expiring at the 2013 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
J. Robinson West	2010	Chair of the Business Development Committee (“BDC”)

Mr. West was elected to the Board on March 10, 2010. Mr. West is the Chairman, Founder and Chief Executive Officer of PFC Energy, Inc., a Washington, D.C. based consulting firm serving oil and gas companies and governments with 14 offices around the world. Before founding PFC Energy in 1984, Mr. West served in the Reagan Administration as Assistant Secretary of the Interior for Policy, Budget and Administration (1981-83), with responsibility for U.S. offshore oil policy. Mr. West is currently a member of the National Petroleum Council and the Council on Foreign Relations. Mr. West served as a director of Cheniere Energy, Inc., an operator of onshore liquefied natural gas (LNG) receiving terminals and natural gas pipelines based in Houston, TX from 2001 to August 2010. He also serves as a director of Key Energy Services, Inc., a rig-based well service company also based in Houston, TX and as a director of Lambert Energy Advisors, a financial advisory firm to the energy industry, which is based in the U.K. Mr. West received his B.A. degree from the University of North Carolina at Chapel Hill and his J.D. from Temple University. Age 64.

Mr. West was selected to serve on our Board in light of his extensive experience as a consultant to companies in the international oil and gas industries, his U.S. government service related to energy policy matters and his broad knowledge of board leadership and corporate governance.

Directors continuing in office with terms expiring at the 2012 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
Donald V. Basso	2000	Member of the Audit and CNG Committees, Director of MPAL	Mr. Basso served as a consultant and Exploration Manager for Canada Southern Petroleum Ltd. from October 1997 to May 2000. He also served as a consultant to Ranger Oil & Gas Ltd. during 1997. From 1987 to 1997, Mr. Basso served as Exploration Manager for Guard Resources Ltd. Mr. Basso has over 40 years experience in the oil and gas business in the United States, Canada and the Middle East. Mr. Basso was elected a director of MPAL in July 2006. Age 73.

Directors continuing in office with terms expiring at the 2012 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
			Mr. Basso was selected to serve on our Board in light of his extensive career in the oil and gas industry in North America, his expertise as a retired petroleum geologist in exploration and production matters and his work as a consultant in the energy industry.

Robert J. Mollah	2006	Chairman of the Board of Directors of MPAL; Member of the CNG Committee

Mr. Mollah is a geophysicist with broad petroleum exploration experience, both within Australia and internationally. From 1995 until 2003, Mr. Mollah was the Australian Executive Director of the Timor Gap Joint Authority which covered the administration of petroleum exploration and production activities in the Timor Sea Joint Development Zone between Australia and Indonesia/East Timor. Prior to 1995, he served as a Petroleum Explorationist and Manager with broad experience in the oil and gas business in Australia and Asia. Mr. Mollah has been a director of MPAL since November 2003 and was elected to serve as Chairman of the MPAL Board of Directors in September 2006. Age 69.

Mr. Mollah was selected to serve on our Board in light of his extensive business experience in the Australian and Asian oil and gas industry, particularly with respect to exploration, development and production of offshore resources, his knowledge of Australian government matters, his Board and managerial experience and his familiarity with Australian corporate governance standards.

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
William H. Hastings	2008	President and Chief Executive Officer, Director of MPAL; member of the BDC	Mr. Hastings has served as our President and Chief Executive Officer since December 11, 2008. Mr. Hastings was also appointed as an MPAL director effective December 19, 2008. From 2007 until December 2008, Mr. Hastings was Principal in Nova Atlantic LLC. During this period, he was involved with the development of stranded gas fields worldwide, with Floating LNG liquefaction concepts and with Methanol processing and also advised Methanex Corp. on natural gas supply issues. Mr. Hastings’ principal occupation for the

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*

period from 1998 to early 2007 involved executive roles within business development and new ventures within Marathon Oil Corporation, an integrated energy company based in Houston, TX. Mr. Hastings was based in London, England for the majority of this period. Mr. Hastings also held various leadership and directorship roles within Marathon entities including: Marathon Oil U.K., Marathon Oil North Sea, Marathon Int’l Petroleum, Marathon Int’l Petroleum (Great Britain), and Marathon LNG Marketing LLC. During 1998 to 2003, Mr. Hastings managed overseas business development for Marathon Oil within Europe, and within Africa. He was involved with transactions, initial strategy, development, and events leading up to the initiation of the Alvheim, Volund, Vilje project complex held by Marathon Petroleum Norway. He was also involved in strategy formulation and commercial events leading to the acquisition of Marathon assets now further developed and known as Equatorial Guinea LNG. During 1996-98, Mr. Hastings held executive and development roles within Marathon U.S. subsidiaries: Marathon Pipeline LLC, Nautilus Pipeline LLC, and Manta Ray Offshore LLC. In these roles, he was instrumental in the development of that latter two pipelines and the associated natural gas processing complexes in Garden City, Louisiana. In the early 1990s, Mr. Hastings played a leadership role in various well connection/new compressor station construction efforts for stranded gas within the Western United States. Mr. Hastings is a 1977 graduate of Purdue University, with a B.S. in Industrial Management and also received an M.B.A. in managerial finance in 1980 from Indiana University. Age 55.

Mr. Hastings was selected to serve on our Board in light of his substantial experience as our President and CEO, his history of executive positions at other companies in the oil and gas industry, and his in-depth understanding of our business and the markets in which we operate.

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
J. Thomas Wilson	2009	Consultant; Member of the BDC

Mr. Wilson is First Vice President, Young Energy Prize S.A. (YEP), the Company’s strategic investor since July 2009. He also served on YEP’s Board from 2007 to November 2008. He is a veteran in the energy sector with a strong geology and business development background. During the late 1990s, Mr. Wilson worked actively, assisting Nikolay Bogachev, another Company director, in building value for the Khantiy Mantsisk Oil Company (KMOC) in Moscow. This work was done in partnership with Enterprise Oil (now Shell) and Marathon Oil. During the period 2003 to 2006, Mr. Wilson was also actively involved with developing Tambeyneftegas, possibly the first Russian LNG liquefaction project, ultimately sold to Gazprom. Earlier, he was a principal in development of new projects for Andeman International in Denver, led new international strategy and development for Apache Corporation there, and was a Project Manager for Shell Oil. Age 58.

Mr. Wilson was selected to serve on our Board in light of his strong geology background, his extensive employment history with major companies in the energy field, his operational and business development skills with respect to projects such as LNG production and gas development in Europe and Asia and his experience as an investor and entrerpreneur in various private oil and gas entities and ventures.

Nikolay V. Bogachev	2009	Member of the BDC	Mr. Bogachev serves as Chairman of the Board and Chief Executive Officer of YEP, which he founded in 2007. During the period 2004-2007, Mr. Bogachev was the Chairman and CEO of two related natural gas companies located in Russia, JSC Tambeyneftegas and JSC Yamal LNG. He has been actively involved in the restructuring and financing of companies in the energy sector. He developed KMOC, which was purchased by Marathon Oil Company. He was the developer of Tambeyskoye, a major gas field located in Northwest Siberia, which was purchased by Gazprom-affiliated companies. He has partnered with major oil companies (Repsol YPF, Shell and Petro-Canada) and has broad experience in the Middle East and Africa. Age 57.

Directors continuing in office with terms expiring at the 2011 Annual Meeting:

Name	Director Since	Other Positions Held with Company	Age and Business Experience*
Mr. Bogachev was selected to serve on our Board in light of his extensive business and operational experience with oil and gas projects worldwide, particularly in Russia, the Middle East and Asia, his experience as Chairman and CEO of YEP, and his active involvement in the restructuring and financing of various private entities and ventures in the energy sector.

*	All of the named companies are engaged in oil, gas or mineral exploration and/or development, except where noted.

Officers are elected annually and serve at the pleasure of the Board of Directors. No family relationships exist between any of the Company’s directors or officers.

Director Compensation and Related Matters

Director Compensation Table

The table below sets forth the compensation paid by the Company and by Magellan Petroleum Australia Limited, our wholly-owned subsidiary located in Brisbane, Australia (“MPAL”), to our directors during the fiscal year ended June 30, 2010.

Company Board Fees – fiscal year 2010 (all amounts shown are in U.S. Dollars ($))

Name	Fees Earned or Paid in Cash (1)(9)	Stock Awards (10)(11)	Option Awards (10)(12)	All Other Compensation (13)	Total ($)
Donald V. Basso (2)	$95,710	$44,650	$0	$9,000	$149,330

Nikolay V. Bogachev (3)	$51,728	$14,700	$0	$9,000	$75,428

William H. Hastings (4)	$0	$0	$0	$0	$0

Walter McCann (5)	$124,166	$100,650	$0	$9,000	$233,816

Robert J. Mollah (6)	$112,338	$44,650	$0	$12,608	$169,596

Ronald P. Pettirossi (7)	$103,166	$44,650	$0	$9,000	$156,816

J. Robinson West (8)	$9,935	$280,000	$0	$2,571	$292,506

J. Thomas Wilson (3)	$51,728	$350,700	$0	$9,000	$411,428

(1)           All directors other than Mr. Hastings received an annual base retainer of $35,000 for their board service during fiscal year 2010. For Messrs. Wilson, Bogachev and West, their retainer fees were pro-rated for the portions of the 2010 fiscal year during which each director served on the Board.

(2)           Amount reported includes: Mr. Basso’s annual retainer of $35,000, a $10,000 fee for service on the Audit Committee, an $8,000 fee for service on the CNG Committee, an $18,350 make-up payment under the Company’s non-employee directors’ compensation policy and the MPAL Board fees shown in the table contained in footnote (9) below.

(3)           The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company, see “Certain Relationships and Related Person Transactions – YEP Strategic Investment”. Mr. Bogachev is the President and CEO and also an equity owner of YEP. Mr. Wilson is an officer of YEP. For Messrs. Bogachev and Wilson, the $51,728 cash compensation and the $9,000 medical reimbursement payments shown related to the pro-rata portion of the 2010 fiscal year during which each of them served as a director.

(4)           As President and CEO of the Company, Mr. Hastings is not paid any cash or other compensation by the Company or MPAL. Mr. Hastings compensation is detailed in the Summary Compensation Table on page 38 and in the Compensation Discussion and Analysis section below.

(5)           Amount reported includes: Mr. McCann’s annual retainer of $35,000, a $25,000 fee for service as Chairman of the Board, a $10,000 fee for service as Chair of the CNG Committee, a $10,000 fee for service on the Audit Committee, a $18,350 make-up payment under the Company’s non-employee directors’ compensation policy, and the MPAL Board fees shown in the table contained in footnote (9) below.

(6)           Amount reported includes: Mr. Mollah’s annual retainer of $35,000, a fee of $4,344 for service on the CNG Committee from December 9, 2009 to the end of the fiscal year, an $18,350 make-up payment under the Company’s non-employee directors compensation policy and the MPAL Board fees as follows: (i) $54,644 (or A$61,913) for service as an MPAL director and as Chairman of MPAL’s Board of Directors and (ii) MPAL’s payment of $3,607 (or A$4,087) for Mr. Mollah’s benefit to a superannuation fund in Australia selected by Mr. Mollah, which is similar to an individual retirement plan account. For purposes of this note, all A.$ amounts referenced were converted into U.S. dollars using an exchange rate of 1 Aus. dollar = $.8826 which was the average of the daily Aus.$/U.S.$ exchange rates for the fiscal year ended June 30, 2010.

(7)           Amount reported includes: Mr. Pettirossi’s annual retainer of $35,000, a $16,000 fee for service as Chair of the Audit Committee, an $8,000 fee for service on the CNG Committee, an $18,350 make-up payment under the Company’s non-employee directors’ compensation policy, and the MPAL Board fees shown in the table contained in footnote (9) below.

(8)           Effective March 10, 2010, the Board elected J. Robinson West to the Company’s Board. His reported cash compensation and medical reimbursements amounts of $9,935 and $2,571, respectively, related to the pro-rata portion of the 2010 fiscal year during which he served as a director.

(9)           Each of Messrs. Basso, McCann, Mollah and Pettirossi was paid, consistent with prior years, cash fees directly by MPAL for their service on the MPAL Board of Directors during the fiscal year. In addition, Messrs. Mollah and Pettirossi also served on the MPAL Audit Committee during fiscal year 2010. Effective July 1, 2009, except for the MPAL Chairman, the MPAL Board of Directors approved a 25% reduction of the annual Board retainer paid to the non-employee directors of the Company who also serve on the MPAL Board of Directors. All Aus. $ amounts shown in the table below have been included in the table above after having been converted to U.S. Dollars ($) using the exchange rate specified above in footnote (6).

MPAL Board Fees – fiscal year 2010 (all amounts shown in this table are in Aus. $)

Name	Fees Earned or Paid in Cash	All Other Compensation	Total
Donald V. Basso	$27,600	$0	$27,600

William H. Hastings	$0	$0	$0

Walter McCann	$29,250	$0	$29,250

Robert J. Mollah	$61,913	$4,087	$66,000

Ronald P. Pettirossi	$29,250	$0	$29,250

(10)           The amounts shown in the “Stock Award” and “Option Award” columns represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718.

(11)           On July 1, 2009, 15,000 shares of Common Stock were awarded to each of Messrs. Basso, McCann, Mollah and Pettirossi under Section 9 of the Company’s 1998 Stock Incentive Plan (the “Stock Incentive Plan”), pursuant to the terms of the Board’s compensation policy for non-employee directors adopted on May 27, 2009, which permits the Company to make payment of up to 50% of the annual retainer fees payable to non-employee directors in the form of shares of the Company’s Common Stock, subject to an annual cap per director of 15,000 shares. The Board made similar awards to each of Messrs. Wilson and Bogachev on July 20, 2009, following their election to the Board on July 9, 2009. On April 1, 2010, awards of 37,500, 150,000 and 125,000 restricted shares of the Company’s Common Stock were made to Messrs. McCann, Wilson and West, respectively, pursuant to the Stock Incentive Plan. The restricted shares vest according to the following schedule: (1) one-third of the award vested immediately on April 1, 2010, (2) one-third of the award will vest on April 1, 2011 and (3) one-third of the award will vest on April 1, 2012. On April 1, 2010, awards of 12,500 restricted shares (without restrictions) were awarded to each of Messrs. Basso, Mollah and Pettirossi, respectively, pursuant to the Stock Incentive Plan.

(12)           On April 1, 2010, awards of 25,000, 75,000, 25,000, 25,000, 250,000 and 300,000 non-qualified stock options were made to Messrs. Basso, McCann, Mollah, Pettirossi, West and Wilson, respectively, pursuant to the Stock Incentive Plan. The stock options (a) have an exercise price of $2.24 per share, (b) will expire on April 1, 2020; and (c) were expressly conditioned upon the receipt of shareholder approval of the replenishment of the Stock Incentive Plan, see Proposal No. 4 below. Because of this approval condition, under ASC Topic 718, the “grant date” of these option awards has not yet occurred so the aggregate grant date fair value for each of the option awards was $0.

(13)           Amounts reported include medical reimbursement payments. Under the Company’s medical reimbursement plan for all outside directors, the Company reimbursed certain directors the cost of their medical premiums, up to $750 per month. During fiscal year 2010, the aggregate cost of this reimbursement plan was $56,571.

Non-Employee Directors’ Compensation Policy

At a meeting of the Board held on May 27, 2009, the Board adopted a revised compensation policy for the non-employee directors of the Board (the “Director Compensation Policy”). The new compensation amounts for the Company’s non-employee directors are set forth in the table below, and took effect on July 1, 2009. The changes reflect the results of the Committee’s compensation study undertaken in 2008.

Compensation Type	Prior Amount	New Amount
Annual Board Member Cash Retainer	$40,000	$35,000
Annual Stock Award	$0	$35,000	(1)
Chairman of the Board, cash fee	$15,000	$25,000
Chairman of the Audit Committee, cash fee	$7,500	$16,000
Chairman of the CNG Committee, cash fee	$0	$8,000	(2)
Member of the Audit Committee, cash fee	$0	$10,000
Member of the CNG Committee, cash fee	$0	$8,000

(1)

The Board approved a policy whereby each non-employee director may receive an award of shares of Common Stock under Section 9 of the Stock Incentive Plan with a value equal to $35,000, with the determination of the exact number of shares to be made on July 1st each year. The number of shares for each director award pursuant to such Section 9, however, will be subject to a maximum annual cap of 15,000 shares. Any difference between the value of the equity award shares and $35,000 will be added back to the amount of the Board member cash retainer paid each year. Each year, directors will be permitted to sell up to 25% of the awarded shares to meet tax obligations. On June 23, 2010, the Board approved an amendment to Section 9 of the Stock Incentive Plan to permit the CNG Committee to, in its discretion, grant an annual stock award to each non-employee director of the Company on either July 1st or on the date of the subsequent annual shareholder meeting. See Proposal No. 4 below. If Proposal No. 4 is approved, the Board intends to award each non-employee director, other than Mr. Bogachev, 15,000 unrestricted shares pursuant to Section 9 of the Stock Incentive Plan.

(2)	On May 27, 2009, the Board approved the payment of an annual retainer of $8,000 to the Chair of the CNG Committee. On July 20, 2009, the Board approved an increase of $2,000 (for a total of $10,000) to the annual retainer paid to the Chair of the CNG Committee.

Medical Reimbursement Plan

Under the Company’s medical reimbursement plan for all outside directors, the Company reimbursed certain directors the cost of their medical premiums, up to $750 per month. During fiscal year 2010, the aggregate cost of this reimbursement plan was $56,571.

Share Ownership Guidelines

In conjunction with the revised compensation policy for non-employee directors, the Board also adopted share ownership guidelines for the non-employee directors. Under the guidelines, each non-employee director will be required to own a minimum of 100,000 shares of the Company’s Common Stock. For all directors serving on the Board as of May 27, 2009, the guidelines must be satisfied by July 1, 2013. Shares purchased in the open market and shares received by directors as annual equity awards under Section 9 of the Stock Incentive Plan may be credited to the satisfaction of the ownership guideline.

CORPORATE GOVERNANCE

Director Independence

The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “MPET”. NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined by NASDAQ corporate governance standards. Generally, a director does not qualify as an independent director if the director has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or is an employee of the Company.

The Board is currently comprised of eight (8) directors: Donald V. Basso, Nikolay V. Bogachev, William H. Hastings, Walter McCann, Robert J. Mollah, Ronald P. Pettirossi, J. Robinson West and J. Thomas Wilson. The Board has made its annual determination regarding the independence of its members, concluding that each of Messrs. Basso, Bogachev, McCann, Mollah, Pettirossi and West are “independent” for purposes of Nasdaq listing standards, and that each of the three members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board has also determined that: (a) Mr. Hastings may not, in light of his service as the Company’s President and CEO, be considered an “independent director” under Nasdaq listing standards; and (b) Mr. Wilson may not, in light of his February 2, 2009 award of 387,500 stock options and his July 9, 2009 consulting agreement with the Company and continuing payments thereunder, be considered an “independent director” under Nasdaq listing standards. The Board based these determinations primarily on a review of Company records and the responses of the Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships, together with an examination of those companies with whom the Company transacts business. With respect to Mr. West, the Board considered the following factors in establishing his status as an independent director under Nasdaq listing rules: (a) the consulting relationship between Mr. West’s firm, PFC Energy, Inc. and the Company during the fiscal year ended June 30, 2010 (see “Certain Relationships and Related Person Transactions – Consulting Relationship with PFC Energy, Inc.” below); and (b) Mr. West’s service as a non-employee director of Lambert Energy Advisors, a financial advisory firm to the energy industry which is based in London, U.K., which was retained by MPAL, the Company’s subsidiary, to conduct an advisory assignment with respect to certain of MPAL’s assets owned in the U.K.

Board Leadership Structure; Executive Sessions

Current Structure: From 2004 to December 2008, the Company has employed a President and CEO who does not serve on the Company’s Board of Directors. The Company’s current President and CEO, William H. Hastings, was elected to the Board in December 2008, concurrent with his appointment as President and CEO. Mr. McCann, who has served on our Board since 1983, has served as the independent Chairman of the Board since July 1, 2004 and will continue to serve as Chairman until the date of the 2010 Annual Meeting. Accordingly, the separate roles of Chairman and of President/CEO are not held by the same person. The division of responsibilities between the roles of Chairman and President/CEO are based upon an ongoing understanding between Mr. Hastings and the full Board. The Board exercises independent oversight over the Company. In accordance with Nasdaq listing rules, our independent directors meet at least two times per year in executive session, without management present. The executive sessions are presided over by the Chairman of the Board, Mr. McCann.

Planned Structure: The Board leadership model consists of a separate President and CEO role, coupled with a separate individual to serve as Chairman of the Board. As disclosed on August 4, 2010, the Board has determined to transition leadership of the Board for the future. Under the plan, Mr. McCann will retire as Chairman, effective on the date of the Company’s 2010 Annual Meeting. The Board intends to elect J. Robinson West to serve as the next Chairman of the Board, succeeding Mr. McCann as Chairman. The Board believes that Mr. West is well suited as the Board’s next Chairman because of the breadth and depth of his experience and knowledge in the international oil and gas industry, and because he will be able to effectively identify strategic priorities and lead the Board’s discussions on execution of the Company’s strategies in the future. The Board also intends to elect Mr. McCann as the Board’s new independent “Lead Director” and define Mr. McCann’s responsibilities in this new position in the near future.

The Board believes the separation of the President/CEO and Board Chairman roles for Messrs. Hastings and West, together with a strong independent Lead Director, is in the best interest of shareholders because it provides the appropriate balance between Company and industry expertise in strategy development and independent oversight of management. Mr. McCann, as the Lead Director, will continue to serve as the Chairman of the CNG Committee and serve as a member of the Audit Committee.

Board Role in Risk Oversight

The Board has an active role, as a whole and also at the Committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate Committee receives these reports from the appropriate executive so that it may understand and oversee the strategies to identify, manage and mitigate risks. When it is a Committee that receives the report, the Chairman of that Committee makes a report on the discussion to the full Board of Directors at its next meeting. The Board’s CNG Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal and regulatory risks. The CNG Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest, in conjunction with a special committee of directors, if constituted from time to time.

Standards of Conduct and Business Ethics

The Company has previously adopted Standards of Conduct for the Company (the “Standards”). The Board amended the Standards in August 2004. A copy of the Standards was filed as Exhibit 14 to the Company’s Form 10-K for the fiscal year ended June 30, 2006. Under the Standards, all directors, officers and employees (“Employees”) must demonstrate a commitment to ethical business practices and behavior in all business relationships, both within and outside of the Company. All Employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of the Company’s business. Any waivers of or changes to the Standards must be approved by the Board and appropriately disclosed under applicable law and regulation.

The Company’s Standards are available on the Company’s website at www.magellanpetroleum.com, under the heading “Corporate Governance”. It is our intention to provide disclosure regarding waivers of or amendments to the policy by posting such waivers or amendments to the website in the manner provided by applicable law.

Standing Board Committees

The standing committees of the Board are the Audit Committee, which is comprised of Messrs. Basso, McCann, and Pettirossi, (Chairman) and the Compensation, Nominating and Governance (“CNG”) Committee, which is comprised of Messrs. McCann (Chairman), Basso, Pettirossi, and, since his appointment on December 9, 2009, Mr. Mollah. As discussed below under the heading “Special and Ad Hoc Committees,” the Board has authorized committees to perform certain specified functions during the fiscal year ended June 30, 2010. Mr. Hastings serves as the Company’s President and CEO, and accordingly, does not serve on any of the standing committees of the Board.

The election of Messrs. Bogachev and Wilson to our Board became effective on July 9, 2009, in connection with the completion of YEP’s strategic investment in the Company. During the fiscal year ended June 30, 2010, neither Mr. Bogachev nor

Wilson were members of the two formal standing committees of the Board. Though not currently serving as member of any of the standing committee of the Board, pursuant to YEP’s Securities Purchase Agreement with the Company dated as of February 9, 2009, as amended, both Mr. Bogachev and Mr. Wilson may in the future elect to be designated as members of the Board’s Audit Committee and CNG Committee, respectively, provided that each of them, respectively, satisfies all established requirements for membership on these two Committees.

Board and Committee Meetings Held During the 2010 Fiscal Year

Seventeen (17) meetings of the Board of Directors, eight (8) meetings of the Audit Committee and ten (10) meetings of the CNG Committee were held during the fiscal year ended June 30, 2010. During the fiscal year ended June 30, 2010, no director attended less than 90% of the aggregate number of meetings held by the Board and the committees on which he served.

Audit Committee

The Company’s Board of Directors maintains an Audit Committee that is currently composed of the following directors: Messrs. Basso, McCann and Pettirossi (Chairman). The functions of the Audit Committee are set forth in its written charter which was most recently amended in July 2004 and which was attached as Appendix A to the Company’s Proxy Statement for its 2004 Annual Meeting. The Charter is also posted on the Company’s web site, www.magellanpetroleum.com, under the heading “Corporate Governance”. The Audit Committee has the authority to institute special investigations and to retain outside advisors as it deems necessary in order to carry out its responsibilities.

The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the U.S. Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and that Mr. Pettirossi is an audit committee financial expert, as such term is defined under SEC regulations, by virtue of having the following attributes through relevant education and/or experience:

(1) an understanding of generally accepted accounting principles and financial statements;

(2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) an understanding of internal controls and procedures for financial reporting; and

(5) an understanding of audit committee functions.

CNG Committee

The Compensation Committee is comprised of Messrs. McCann (Chairman), Basso, Mollah and Pettirossi. From July 1, 2009 until December 9, 2009, the Board did not maintain a standing corporate governance or nominating committee, due to its small size and historical practice of the full Board performing these functions. At its meeting on December 9, 2009, the Board resolved to rename the Compensation Committee as the CNG Committee, and revised the Committee’s written charter to add specified nominating and corporate governance responsibilities to the Committee’s duties. The functions of the CNG Committee are set forth in its written charter, which was initially adopted on May 27, 2009, and revised on December 9, 2009. The Charter was filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K on December 11, 2009. The Charter is also posted on the Company’s web site, www.magellanpetroleum.com, under the heading “Corporate Governance”.

Under its Charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including: (i) determining and recommending to the Board for its approval the compensation of Mr. Hastings, our President and CEO, and the Company’s other executive officers; (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs; and (iii) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees and consultants, and exercising discretion in the administration of such programs, including the Stock Incentive Plan. The CNG Committee’s governance and nominating duties include, among other things: (i) developing and recommending to the Board the criteria for membership on the Board and identifying, screening and reviewing individuals qualified to serve as directors, based on such membership criteria; (ii) recommend to the Board candidates for nomination for election or re-election by the shareholders; (iii) review annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities; (iv) review and recommend to the Board adoption of governance policies and principles for the Company; (v) review annually the relationships between directors, the Company and members of management and recommend to the Board whether each director qualifies as “independent” under all applicable SEC, Nasdaq and other independence rules; and (iv) monitoring and recommending the functions of the various committees of the Board.

As more fully described under the heading “Compensation Discussion & Analysis” below, the Company’s 2010 named executive officers referenced herein include Mr. Hastings, our President and CEO, Mr. Daniel J. Samela, our Vice President –New Ventures, who served as our Chief Financial and Accounting Officer from Dec. 11, 2008 until Feb. 10, 2010, William E. Begley, Jr., who serves as our Chief Financial Officer and Treasurer from Feb. 10, 2010 until May 3, 2010, and Susan M. Filipos, our Controller who served as our Interim Chief Financial Officer from May 3, 2010 until Aug. 2, 2010 (collectively, the 2010 “Named Executive Officers” or “NEOs”).

The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to the Company’s NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to an executive officer’s compensation levels is warranted, in light of the attainment of these performance objectives. The CNG Committee has the authority to retain outside consultants to assist the Committee in performing its responsibilities under its Charter.

During the fiscal year ended June 30, 2010, neither Mr. Hastings, Mr. Samela, Mr. Begley or Ms. Filipos, as our NEOs, determined or approved any element or component of his own respective base salary or any other aspects of his respective compensation. Mr. Hastings, our President and CEO, may participate in the current and future fiscal years in recommending the amount or form of compensation to be paid to the Company’s executive officers who report to him.

Special and Ad Hoc Board Committees

During the fiscal year ended June 30, 2010, the Board established certain special and ad-hoc committees, as described below.

Special Committees

Due to the conflicting interests of Messrs. Bogachev and Wilson resulting from their positions with or financial interest in the sellers in the Nautilus Poplar, LLC transaction (see below, under the heading “Purchase of Controlling Interest in Nautilus Poplar, LLC”, the Company’s Board of Directors on September 8, 2009 appointed a Special Transaction Committee (“Committee”) to provide an independent forum for the consideration of the Nautilus Transaction. The Committee was comprised of Messrs. Basso, McCann, Mollah and Pettirossi, each of whom had no interest, financial or otherwise, in the Nautilus Transaction. The Committee retained an independent consultant to assist in the assessment of the Nautilus Transaction and reviewed such other information that it deemed necessary to conduct an evaluation of the transaction. At the October 6, 2009 Committee meeting, the Committee approved, and recommended that the Board approve, the Nautilus Transaction. On October 10, 2009, the Board, including a majority of the Directors having no interest, financial or otherwise, in the Nautilus Transaction, approved the transaction.

Due to the conflicting interests of Messrs. Bogachev and Wilson resulting from their positions with or financial interest in the second YEP equity financing transaction (see below, under the heading “Second YEP Equity Investment Transaction”, the

Company’s Board of Directors on April 5, 2010 appointed a Special Transaction Committee (“Committee”) to provide an independent forum for the consideration of the second YEP equity financing transaction. The Committee was comprised of Messrs. Basso, McCann, Mollah and Pettirossi, each of whom had no interest, financial or otherwise, in the second YEP equity financing transaction. The Committee retained independent legal counsel and also retained Canaccord Genuity, Inc. to assist the Committee in its assessment of the financial aspects of the transaction, which firm provided a written opinion to the Company that the Investment Transaction is fair, from a financial point of view, to the Company. The Committee reviewed such other information that it deemed necessary to conduct an evaluation of the transaction and conducted meetings during May – August 2010. At its meeting held on Aug. 2, 2010, the Committee approved the transaction. At its meeting held on August 2, 2010, the Board approved the issuance of shares of Common Stock in the transaction in accordance with the requirements of Delaware law.

Business Development Committee

At a meeting held on May 11, 2010, the Board authorized the formation of an ad hoc, advisory committee named the Business Development Committee. On September 27, 2010, the Board adopted a written charter for this Committee. This Committee is comprised of Messrs. Hastings, Wilson, Bogachev and West (Chairman) and was authorized by the Board to provide a means for management to capitalize on the industry experience of Board members in connection with the identification and evaluation and monitoring of business opportunities on behalf of the Company. The Board has instructed the Committee to meet regularly and report back to the full Board on its work. Members of the Business Development Committee receive no additional compensation for their service on this ad hoc Committee.

Communications with Directors

Any shareholder wishing to communicate with the Board generally, Mr. Walter McCann, Chairman of the Board, or another Board member, may do so by contacting the Company’s Secretary at the address, telephone number, facsimile or e-mail address listed below:

Magellan Petroleum Corporation

7 Custom House Street, 3rd Floor

Portland, Maine 04101

Attention: Edward B. Whittemore, Secretary

telephone: (207) 619-8500

facsimile: (207) 553-2250

electronic mail: info@magellanpetroleum.com

All communications will be forwarded to the Board, Mr. McCann, or another Board member, as applicable. The Corporate Secretary has been authorized by the Board of Directors to screen frivolous or unlawful communications or commercial advertisements.

Director Attendance at Annual Meetings

All directors attended the last Annual Meeting of Shareholders held on December 9, 2009. All current directors are expected, but not required, to attend the 2010 Annual Meeting of Shareholders.

The Board Nomination Process

Due to its small size in recent years, the Board did not maintain a standing Nominating Committee prior to December 2009. As described above, on December 9, 2009, the Board renamed the Compensation Committee as the CNG Committee, and revised the Committee’s written charter to add specified nominating and corporate governance responsibilities to the Committee’s duties. The CNG Committee identifies director nominees based primarily on recommendations from management, Board members, shareholders, and other sources. The CNG Committee identifies nominees who possess qualities such as personal and professional integrity, sound business judgment, and petroleum industry or financial expertise. Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and the CNG Committee believe that it is important to consider diversity for Board and management positions and also that it is essential that diverse viewpoints are represented on the Board. Accordingly, the Board and the CNG Committee considers the age and diversity of individual candidates (broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics) in making their selections for nominees to the Board.

The Company requires that a majority of the directors meet the criteria for independence required under applicable laws and regulations and Nasdaq listing standards. Accordingly, the Board considers the applicable Nasdaq independence standards as part of its process in evaluating director nominees. In accordance with these standards, a director must be determined by the Board to be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Finally, the Board also evaluates other factors that they may deem are in the best interests of the Company and its shareholders. The Board does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Because of the small size of the Company and the Board, in lieu of a formal written policy, the Board and CNG Committee will consider any director candidates recommended to the Board by shareholders. All candidates submitted by shareholders or a shareholder group will be reviewed and considered in the same manner as all other candidates. Shareholders who wish to recommend a prospective director nominee for consideration by the Board must notify the Corporate Secretary in writing at the Company’s offices at 7 Custom House Street, 3rd Floor, Portland, Maine 04101 no later than September 10, 2011. The Corporate Secretary will pass all such shareholder recommendations on to the Board for its consideration. Any such recommendation should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Board to make an initial determination as to whether the nominee satisfies the Board membership criteria set forth above. A shareholder or shareholder group that nominates a candidate for the Board will be informed of the status of his/her recommendation after it is considered by the Board. No shareholder nominations were received by the Board during the Company’s fiscal year ended June 30, 2010.

If a shareholder wishes to nominate a candidate for election to the Board at the 2011 Annual Meeting of Shareholders, he or she must follow the rules contained in Article II, Section 2.2 of the Company’s Bylaws, described below under the heading “Shareholder Proposals.”

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on copies of forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during the fiscal year ended June 30, 2010, its executive officers, directors, and greater than 10% beneficial owners complied with all applicable filing requirements, except that (1) Messrs. Wilson and Bogachev each filed a Form 3 on July 21, 2010 to report their respective initial beneficial ownership of Company shares upon the effectiveness of their election to the Company’s Board on July 9, 2009; and (2) YEP filed a Form 3 on July 21, 2010 to report its initial beneficial ownership of 13,043,478 Company shares upon the closing of its strategic investment in the Company on July 9, 2010.

Certain Relationships and Related Person Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. The Company recognizes however, that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest. Therefore, as a general matter and in accordance with the Company’s Code of Conduct, it is the Company’s preference to avoid such transactions. During the course of the fiscal year ended June 30, 2010, certain transactions between the Company and Young Energy Prize S.A., a company affiliated with Nikolay Bogachev, a director of the Company, which are described below were considered by a Special Committee of the Board, discussed above under the heading “Special and Ad Hoc Board Committees.”

The Company has adopted Standards of Conduct, a copy of which is located on the Company’s website, www.magellanpetroleum.com, under the heading “Corporate Governance”, which addresses conflicts of interest and related person transaction matters. It is the Company’s policy for the Board to review and approve any related person transactions involving members of the Board and executive officers. In addition, annually, the Corporate Secretary obtains responses of the Directors and executive officers to questions regarding the employment of family and other relationships to assist the Board with its review of these matters. Based on these reviews, the Board has determined that other than as set forth below, the Company did not engage in any transactions with related persons during the fiscal year ended June 30, 2010 or up to the date of this proxy statement which would require disclosure under Item 404 of Regulation S-K.

YEP Strategic Investment in 2009

As previously disclosed on February 10, 2009, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated February 9, 2009, with YEP under which the Company agreed to sell, and YEP agreed to purchase, 8,695,652 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $1.15 per share, or an aggregate of $10,000,000. On July 9, 2009, the Company and YEP completed the issuance and sale of the Shares to YEP. The Company received gross proceeds of $10 million, to be used for general corporate and working capital purposes.

On July 9, 2009, the Company also executed and delivered to YEP a Warrant Agreement entitling YEP to purchase an additional 4,347,826 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $1.20 per Warrant Share. The Warrant Agreement has a term of five years and contains customary anti-dilution provisions and other adjustments that may have the effect of reducing the warrant exercise price and/or increasing the number of Warrant Shares. In addition, the Warrant Agreement contains a “minimum price” adjustment provision that will be triggered if, at any time during the five-year term, the Company sells or otherwise issues additional shares of its Common Stock (or options, warrants or other convertible securities related to its Common Stock) for a consideration per share of less than $1.15, then the Company must reduce the warrant exercise price and/or increase the number of Warrant Shares; provided, however, that certain issuances of stock, options or convertible securities by the Company are deemed “excluded issuances” which will not trigger the adjustments. The Warrant Agreement also contains a “net issuance exercise” provision, which permits YEP to exercise its Warrant and acquire some or all of the Warrant Shares, and pay the related warrant exercise price to the Company by delivering a “net issue election notice.” The Company would deduct from the Warrant Shares delivered to YEP, that number of Warrant Shares having a market value equal to the aggregate exercise price owed to the Company. The exercise price payable by YEP for the Warrant Shares was subsequently reduced to $1.15 per share on July 30, 2009 upon completion of YEP’s purchase of the ANS Shares from the ANS Parties (as defined in the First Amendment). The Warrant Agreement was amended and restated by the Company and YEP on March 11, 2010.

On July 9, 2009, the Company and YEP entered into a Registration Rights Agreement, pursuant to which the Company granted to YEP certain registration rights with respect to the Shares and the Warrant Shares. The Company agreed to pay all expenses associated with the registration of the Shares and the Warrant Shares, including the fees and expenses of counsel to YEP. The Company also agreed to indemnify YEP, and its officers, directors, members, investor, employees and agents, each other person, if any, who controls YEP within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations. The Company and YEP have amended the Registration Rights Agreement on October 14, 2009, as described below, and again on June 23, 2010.

Board Elections of YEP Designees

In connection with the YEP Purchase Agreement, at a Board meeting held on May 27, 2009, the Company’s Board adopted resolutions: (a) conditionally amending the Company’s Bylaws to expand the size of the Board; and (b) conditionally electing Messrs. Bogachev and Wilson to the Board as Class II directors, each to serve a term of office expiring at the Company’s 2011 Annual Meeting of Shareholders. On July 9, 2009, the Company and YEP completed the equity investment transaction. Accordingly, the elections to the Board of Messrs. Bogachev and Wilson became effective on July 9, 2009.

Agreements with J. Thomas Wilson

On July 9, 2009, the Company entered into a three-year consulting agreement with Mr. Wilson on the following terms:

•	Mr. Wilson provides management and geologic expertise and experience in support of the principal activities of the Company’s senior management, on an “as needed” non-substantial periodic basis;

•	Mr. Wilson is available to support special projects of the Company and to devote substantial amounts of time to such special projects;

•

Other than reimbursement of his reasonable out of pocket expenses in rendering such services, Mr. Wilson shall not receive cash compensation for his non-substantial periodic services. In the event that the Company requests Mr. Wilson to perform substantial services devoted to special projects, he shall receive cash compensation of $1,000 per day for such services; and

•

Mr. Wilson was granted, as of February 2, 2009, non-qualified stock options to purchase 387,500 shares of the Company’s Common Stock at an exercise price of $1.20 per share (with a corresponding reduction in the options granted to Mr. Hastings on December 11, 2008), of which options to acquire 262,500 shares will vest ratably based on the continued consulting services of Mr. Wilson over a three-year period and 125,000 shares will vest based on the same performance criteria as apply to the options granted by the Company to Mr. Hastings on December 11, 2008 (which options vested on March 3, 2010).

Mr. Wilson’s consulting agreement and two option award agreements, each dated July 9, 2009, were attached as Exhibits 10.4, 10.5 and 10.6, to the Company’s current report on Form 8-K filed on July 14, 2009.

Second YEP Equity Investment Transaction

On May 13, 2010, the Company signed a term sheet (the “Term Sheet”) with its strategic investor, Young Energy Prize S.A. (“YEP”) embodying an agreement in principle for YEP to make an additional equity investment in the Company. On August 5, 2010, the Company entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with YEP, under which the Company has agreed to sell, and YEP has agreed that YEP and/or one or more of its affiliates (collectively, the “Investor”) will purchase, 5,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a purchase price of $3.00 per share, for an aggregate purchase price of $15.6 million (such transaction referred to below as the “Investment Transaction”).

Currently, the Investor owns approximately 27% of the outstanding shares of the Company’s Common Stock, calculated as if the warrants to purchase shares of such stock currently held by YEP were fully exercised. The Investment Transaction, upon completion, would result in the Investor owning approximately 33% of the outstanding shares of the Company’s Common Stock, calculated as if such warrants were fully exercised. Mr. Bogachev, a director of the Company since July 2009, is also the President and CEO of YEP as well as an equity owner in each of YEP and the ECP Fund, SICAV-FIS, an affiliate of YEP.

The Investment Transaction was the result of a negotiation between a special committee of non-management independent members of the Board of Directors of the Company and YEP. Canaccord Genuity Inc., of Boston, MA, acted as financial advisor to the Company with respect to the Investment Transaction and provided a written opinion to the Company that the Investment Transaction is fair, from a financial point of view, to the Company.

Placement of the shares is expected to occur in one or more closings through December 25, 2010, with the proceeds from the sale of the Shares to be used to facilitate the closing by the Company’s subsidiary, MPAL, of its planned acquisition of the 40% ownership interest in the Evans Shoal field, offshore Australia (the “Evans Shoal Transaction”) and to fund a portion of the field’s development costs. The Investor has also agreed to support the Company’s efforts to identify and obtain sources of additional financing on or prior to October 31, 2010, for the advancement of the Evans Shoal Transaction. The Purchase Agreement provides that the obligations of the Investor to complete the purchase of the Shares at the Closing is subject to certain conditions (which may be waived by the Investor), including: (i) that the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required under the Purchase Agreement; and (ii) as of the time of any Closing other than the final Closing at which the last of the Shares are sold to and purchased by the Investor to provide funds, together with other funds, to enable the closing of the Evans Shoal Transaction, the progress and status of the Evans Shoal transaction shall be satisfactory to the Investor, and, in the case of such final Closing, the conditions to the closing of the Evans Shoal Transaction shall have been satisfied or waived.

On August 5, 2010, the Company and YEP entered into a Memorandum of Agreement which specifies: (a) that the purpose of the Purchase Agreement is for YEP to provide funds for the Company in connection with the Evans Shoal Transaction; and (b) the conditions under which the Company’s reasonable and necessary incurrence of expenses in furtherance of the Evans Shoal Transaction (recognized as such by YEP and majorities of the Special Committee and the Business Development Committee) will cause Closings to occur; and (c) that if one or more Closings of the purchase and sale of the Shares have not been completed prior to the end of the day on October 31, 2010, then the deadline for the completion of the Closings shall be automatically extended to the end of the day on December 25, 2010.

As a mutual inducement to enter into the Purchase Agreement, the Company and YEP on August 5, 2010 entered into an Investor’s Agreement which addresses: (i) certain registration rights granted by the Company to the Investor with respect to the Shares; (ii), the Investor’s securities purchase rights with respect to the Shares; (iii) certain restrictions on transfers of the Shares; and (iv) certain standstill obligations, as more fully described below.

In the Investor’s Agreement, the Company has agreed to grant the Investor certain registration rights with respect to the Shares. The Company also agreed to pay all expenses associated with the registration of the Shares, including the fees and expenses of counsel to the Investor. The Company has also agreed to indemnify the Investor, and its officers, directors, members, investor, employees and agents, successors and assigns, each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules and regulations.

For a period commencing on the Initial Closing Date and ending on December 31, 2012 (the “Interim Period”), the Company will grant to the Investor the right, under certain specified circumstances, for a period of 10 business days after receipt of a Company “Issuance Notice” to purchase up to its “Pro Rata Share” of any “Equity Securities” of the Company (as such terms are defined in the Investor’s Agreement) which may be offered and sold by the Company in a subsequent offering, for the purpose of maintaining its percentage equity ownership in the Company. If the price of the Common Stock represented by the equity securities offered and sold by the Company is greater than $3.00 per share, then the Company shall issue to the Investor a three-year warrant to purchase up to its Pro Rata Share of such Equity Securities in lieu of the Investor’s purchasing its Pro Rata Share, with the exercise price and other terms and conditions thereof being the price and the other terms and conditions specified in the Company’s Issuance Notice.

The Investor’s purchase rights do not apply to certain specified transactions, including: (i) Equity Securities offered and sold by the Company in connection with an underwritten public offering registered under the Securities Act; (ii) any Common Stock issued as consideration in connection with or relating to any acquisitions, mergers or strategic partnership transactions (other than transactions entered into primarily for equity financing purposes) that have been approved by the Board; (iii) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as appropriately adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock, issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock incentive plans or other equity compensation arrangements that are approved by the Board; and (iv) any Common Stock issued upon exercise of any options, warrants or convertible securities that are outstanding as of the date of the Investor’s Agreement.

The Investor’s Agreement also restricts the Investor from transferring the Shares. Under the Investor’s Agreement, the Investor may transfer Shares under the following circumstances, subject to specific conditions, including the prior consent of the Company: (i) to a “Permitted Transferee” (as defined in the Investor’s Agreement); (ii) to the Company or any of its subsidiaries;

(iii) pursuant to any tender offer, exchange offer, merger, consolidation, reclassification, reorganization, recapitalization or other similar transaction; provided that such transaction is an “Approved Transaction” (as defined in the Investor’s Agreement); and (iv) to make a bona fide pledge of any or all of the Shares to secure bona fide indebtedness for borrowed money from one or more banks or other institutional lenders; provided that any pledge or grant of any other encumbrance to secure the indebtedness shall not be in an amount in excess of 30% of the then-fair market value of the Shares.

The Investor’s Agreement also contains standstill provisions. Under these provisions, during the Interim Period, except for the purchase of the Shares pursuant to the Purchase Agreement and the purchase of any Equity Securities pursuant to the Investor’s purchase rights described above, the Investor and each Permitted Transferee have agreed not to, and shall cause their respective affiliates not to, act in concert with any other person, to take certain specified actions, including the following: (i) to acquire beneficial ownership of any Equity Securities if as a result thereof the Investor and its affiliates would hold record or beneficial ownership of Equity Securities in excess of the “Standstill Limit” defined in the Agreement; (ii) to authorize or make tender offers, exchange offers or other offers or proposals to acquire Equity Securities if the effect of such transactions would result in the Investor and its affiliates or any Permitted Transferee and its affiliates exceeding the Standstill Limit; (iii) to solicit or participate in any solicitation of proxies with respect to any Equity Securities having voting rights, (iv) to seek to advise or influence any person with respect to the voting of any such Equity Securities other than an affiliate of the Investor or such Permitted Transferee, except as specified in the Investor’s Agreement; (v) to deposit any Equity Securities into a voting trust or otherwise subject any Equity Securities to any agreement, arrangement or understanding with any other person with respect to the voting of such securities; (vi) to join a “13D Group” (as defined in the Investor’s Agreement), other than a 13D Group comprised solely of the Investor and its affiliates, or such Permitted Transferee and its affiliates, as the case may be) or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of any Equity Securities; (vii) to effect or seek to effect any “Change in Control” of the Company (as defined in the Investor’s Agreement); (viii) to effect or seek, offer or propose (whether privately or publicly) any recapitalization, restructuring, reorganization, dissolution, liquidation or other similar transaction for or involving the Company or any of its subsidiaries; or (ix) otherwise to act, alone or in concert with any other person, to effect, seek, offer or propose (whether privately or publicly) to affect control of the management, Board action or restraint from action, policies or decisions of the Company.

The Investor’s Agreement also provides that during the Interim Period, the Investor and any Permitted Transferee shall not, and they shall cause their respective affiliates not to, propose, effect or agree to any transaction which if consummated would result in a Change in Control (as defined in the Agreement) in which the counterparty, acquirer or surviving entity is: (i) the Investor or such Permitted Transferee, (ii) any affiliate of the Investor, or of such Permitted Transferee, or (iii) any 13D Group of which the Investor or such Permitted Transferee, or any of their respective affiliates, is a member, unless, in any such case, such transaction is an Approved Transaction which has been approved by a majority of the members of the Board who are neither affiliates of the Investor or such Permitted Transferee, as the case may be, nor members of management of the Company. The standstill provisions will cease to be of any continuing force or effect if, (i) there occurs a Material Adverse Effect (as defined in the Purchase Agreement), (ii) the Board fails to approve a proposed Strategic Transaction recommended in writing by the Business Development Committee or fails to disapprove a proposed Strategic Transaction recommended against in writing by the Business Development Committee, or (iii) the Board proposes to adopt a business plan which materially changes the strategic direction of the Company (for example, so as to alter the current strategic direction of seeking to consummate the Evans Shoal Transaction in accordance with its terms) and the Business Development Committee by majority vote or consent of its members is not in basic agreement with such business plan after discussion with the Board for a period of thirty (30 days after such business plan has been proposed.

The Purchase Agreement, the Investor Rights Agreement and the Memorandum of Agreement were filed as Exhibits to the Company’s current report on Form 8-K filed on August 11, 2010.

Purchase of Controlling Interest in Nautilus Poplar, LLC

On October 14, 2009, the Company entered into a Purchase and Sale Agreement (the “Nautilus Purchase Agreement”), dated October 14, 2009, with White Bear LLC, a Montana limited liability company (“White Bear”) and the ECP Fund, SICAV-FIS, a Luxembourg entity (“the ECP Fund”, and collectively with White Bear, the “Sellers”) and simultaneously closed the transactions described therein on October 14, 2009 (the “Closing Date”). The Nautilus Purchase Agreement dated October 14, 2009, was filed as Exhibit 2.1 to the Company’s current report on Form 8-K on October 19, 2009. Mr. Bogachev, a director of the Company, is an equity owner of each of YEP I Fund and White Bear. YEP, YEP I Fund and White Bear are affiliated entities as they are under the common control of Mr. Bogachev. Mr. Wilson, another director of the Company, is also an officer of YEP and White Bear.

Under the Nautilus Purchase Agreement, the Company acquired from the Sellers an 83.4552% controlling ownership interest in Nautilus Poplar, LLC, a Montana limited liability company (“Nautilus Poplar”) (such acquisition, referred to herein as the “Nautilus Transaction”). In addition, Nautilus Poplar has two other minority owners, Nautilus Technical Group, LLC (“Nautilus Tech”), with a 10.00% ownership interest and Eastern Rider, LLC (“Eastern Rider”), with a 6.54% ownership interest. Mr. Wilson, is the sole member of Eastern Rider and is an executive officer and a minority member of Nautilus Tech. Nautilus Poplar holds a 68.75% undivided working interest in the East Poplar unit and varied interests ranging from 60-75% in the Northwest Poplar oil field located in Roosevelt County, Montana (the “Property”), which fields were first discovered in the early 1950s and have unrecovered oil reserves. In addition, the other minority owners of the Property are Nautilus Tech (with a 4.94% interest), Hunter Energy LLC (with a 25.05% interest) and Phoenix Oil & Gas LLC (with a 1.25% interest).

The Company paid gross $10.9 million for the controlling interest in Nautilus Poplar, comprised of a cash payment totaling approximately $7.3 million and the issuance of 1.7 million new shares of Company’s Common Stock, valued by the parties at approximately $2,400,000 (or $1.40 per share), with an adjustment for $1.2 million of net debt (as adjusted, the “Purchase Price”).

The Nautilus Purchase Agreement provides that the Company anticipates causing Nautilus Poplar to drill not less than five new wells on the Property within the next four years and also contains customary representations and warranties regarding Nautilus Poplar, the Property and its oil and gas operations, which are in certain cases modified by “materiality” and “knowledge” qualifiers. Each of the Sellers has agreed to indemnify the Company in the event of a misrepresentation, breach or inaccuracy of its representations, warranties, covenants or agreements, up to the amount of the Purchase Price, for a period of 18 months after the Closing Date. Mr. Bogachev, as principal of each of the Sellers, has personally guaranteed the indemnification obligations of each of the Sellers under the Nautilus Purchase Agreement. The Nautilus Purchase Agreement dated October 14, 2009, was filed as Exhibit 2.1 to the Company’s current report on Form 8-K on October 19, 2009. In connection with the Company’s purchase of the controlling interest in Nautilus Poplar, the following additional actions were taken on October 14, 2009:

•

White Bear, the ECP Fund, Nautilus Tech and Eastern Rider entered into an amendment and restatement of the Operating Agreement of Nautilus Poplar authorizing the transfer of the membership interests of White Bear and YEP I Fund to the Company. As a majority owner of the membership interests in and newly appointed manager of Nautilus Poplar, the Company is now in a position to control the operations of Nautilus Poplar. The Amended and Restated Operating Agreement of Nautilus Poplar, dated October 14, 2009, was filed as Exhibit 10.1 to the Company’s current report on Form 8-K on October 19, 2009.

•

The Company, YEP and the ECP Fund entered into a First Amendment to the Registration Rights Agreement. Under the amendment, the ECP Fund has been added as a party to the Registration Rights Agreement and the Shares sold to the ECP Fund in the Nautilus Transaction have been included in the definition of “registrable securities” under the Registration Rights Agreement. A copy of the First Amendment to the Registration Rights Agreement dated October 14, 2009, was filed as Exhibit 10.2 to the Company’s current report on Form 8-K on October 19, 2009.

•

The Company entered into a letter agreement with the other members of Nautilus Poplar and Mr. Bogachev, a principal of the Sellers (the “Letter Agreement”), pursuant to which the Company agreed to: (i) secure the release of Mr. Bogachev from his guaranty of Nautilus Poplar’s debt obligations to Jonah Bank; (ii) meet with the other members to discuss the drilling program for the Property; and (iii) to propose an amendment to the Operating Agreement for Nautilus Poplar to provide co-sale rights to the minority members of Nautilus Poplar as well as the right of the Company to “drag-along” such minority members in connection with a sale. The Letter Agreement also commits the Company to participate in a meeting of the members of Nautilus Poplar within 45 days after the Closing Date. A copy of the Letter Agreement was filed as Exhibit 10.3 to the Company’s current report on Form 8-K on October 19, 2009.

Other Nautilus Matters

The Company leases its Denver office (the office of Nautilus) from an entity owned partially by Thomas Wilson, a director of the Company and paid consultant. The lease is month to month. The total rent paid by the Company from October 15, 2009 (the date of the Nautilus acquisition) to June 30, 2010 was $51,683.

On March 8, 2010, the Company acquired a 1.25% average working interest in East Poplar Unit and North West Poplar fields in Roosevelt County, Montana, from Nautilus Technical Group (NTG). NTG is owned 22.5 % by Thomas Wilson, a director and consultant for the Company.

Consulting Relationship with PFC Energy, Inc.

J. Robinson West, a director of the Company since March 10, 2010, is the founder, CEO, Chairman and [majority/sole] equity owner of PFC Energy, Inc. a Washington, D.C. based consulting firm serving oil and gas companies and governments with 14 offices around the world. During the fiscal year ended June 30, 2010, the Company retained PFC Energy to provide (i) consulting services with respect to the Company’s oil and gas development operations in Australia, North America and the U.K, and (ii) strategic planning advice to management. For services rendered during the fiscal year ended June 30, 2010, the Company has paid $39,745 to PFC Energy and owed an additional $110,779 to PFC Energy as of June 30, 2010. The Company expects to retain PFC Energy during the current fiscal year for ongoing strategic consulting work.

REPORT OF THE AUDIT COMMITTEE ADDRESSING SPECIFIC MATTERS

On October 29, 1999, the Board of Directors adopted a formal, written charter for the Audit Committee of the Company. The Charter was amended in July 2004 and most recently filed as Appendix A to the Company’s 2004 proxy statement. The charter is also available on the Company’s website, www.magellanpetroleum.com, under the heading “Corporate Governance”. Each member of the Audit Committee is an “independent director” for purposes of applicable SEC rules and Nasdaq listing standards.

In connection with the preparation and filing of the Company’s audited financial statements for the fiscal year ended June 30, 2010 (the “audited financial statements”), the Audit Committee performed the following functions:

•

The Audit Committee reviewed and discussed the audited financial statements with senior management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm. The review included a discussion of the quality, not just the acceptability, of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the forward looking statements.

•

The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Auditing Standards 61, as superseded by Statement of Auditing Standard 114 – the Auditor’s Communication With Those Charged With Governance, as modified or supplemented.

•

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and discussed with Deloitte & Touche LLP its independence from the Company and considered the compatibility of the auditors’ nonaudit services to the Company, if any, with the auditors’ independence.

Based upon the functions performed, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, for filing with the SEC. The Audit Committee has also approved, subject to shareholder ratification (see Proposal No. 5 below), the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

Audit Committee

Ronald P. Pettirossi (Chairman)

Donald V. Basso

Walter McCann

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as to the number of shares of the Company’s Common Stock owned beneficially as of September 15, 2010 (unless another date is specified by footnote below) by each director of the Company and each NEO listed in the Summary Compensation Table on page 38, and by all current directors and current executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership*
Name of Individual or Group	Shares	Options (8)	Percent of Class
Donald V. Basso	47,900	100,000	**

William H. Hastings (1)	416,888	1,487,500	3.53

Walter McCann	111,868	100,000	**

Robert J. Mollah	52,112	100,000	**

Ronald P. Pettirossi	52,000	100,000	**

J. Robinson West (2)	125,000	0	**

J. Thomas Wilson (3)	172,000	212,500	**

Nikolay V. Bogachev (4)	14,339,918	0	25.29

Daniel J. Samela (5)	0	30,000	**

William E. Begley, Jr. (6)	0	0	**

Susan M. Filipos (7)	52,878	75,000	**

Directors and Executive Officers as a Group (a total of 11 persons)	15,370,194	2,205,000	29.84

*	Unless otherwise indicated, each person listed has the sole power to vote and dispose of the shares listed.

**	The percent of class owned is less than 1%.

(1)	Mr. Hastings is the direct owner of 416,888 shares of the Company’s common stock and holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance based options and 1,837,500 time based options. Under SEC reporting rules, Mr. Hastings has acquired beneficial ownership of the 875,000 performance-based options, which vested in full on March 2, 2010, and 612,500 of the time-based options, which tranche vested on December 11, 2009. The remaining 1,225,000 time-based options will vest in two equal tranches of 612,500 shares on December 11, 2011 and December 11, 2012, respectively.

(2)	Mr. West was elected a director of the Company on March 10, 2010. On April 1, 2010, the Board awarded Mr. West 125,000 shares of restricted stock under the Stock Incentive Plan.

(3)	Mr. Wilson’s election to the Board of Directors became effective on July 9, 2009. Mr. Wilson is the direct beneficial owner of 172,000 shares of the Company’s common stock and holds options to acquire an aggregate of 387,500 shares, consisting of 125,000 performance based options and 262,500 time based options. Under SEC reporting rules, Mr. Wilson has acquired beneficial ownership of the 125,000 performance-based options, which vested on March 2, 2010 and 87,500 of the time-based options, which tranche vested on December 11, 2009. The remaining 175,000 time-based options will vest in two equal tranches of 87,500 shares on February 2, 2011 and February 2, 2012, respectively.

(4)

Mr. Bogachev’s election to the Board became effective on July 9, 2009. The amount reported in the shares column is based on Mr. Bogachev’s Form 4 filed with the SEC on October 6, 2010 and includes 15,000 shares owned directly and an aggregate of 14,324,548 shares beneficially owned indirectly, of which 13,612,463 shares are beneficially owned by YEP and 712,085 shares are owned by the ECP Fund, SICAV-FIS, a Luxembourg investment fund in which Mr. Bogachev owns a 60.5% equity interest. Mr. Bogachev is the President and CEO of YEP, the Company’s strategic investor since July 9, 2009. The amount reported as beneficially owned excludes, pursuant to SEC rules and regulations, the 5,200,000 shares issuable to YEP or one or more of its affiliates in the second YEP equity investment transaction.

(5)	Mr. Samela, Vice President – New Ventures, previously served as the Company’s Chief Financial and Accounting Officer from Dec. 11, 2008 until Feb. 10, 2010. Mr. Samela’s 30,000 stock options are fully vested and expire in July 2014.

(6)	Mr. Begley served as the Company’s Chief Financial Officer and Treasurer from February 10, 2010 to April 30, 2010, when his employment was terminated on mutually acceptable terms. His previously awarded stock options were forfeited in connection with the termination of his employment.

(7)	Ms. Filipos serves as the Company’s Controller and served as the Company’s Interim Chief Financial Officer from April 30 –Aug. 2, 2010. On October 1, 2009, Ms. Filipos was awarded 150,000 non-qualified stock options pursuant to the Company’s 1998 Stock Incentive Plan, in conjunction with the commencement of employment by the Company. The stock options vest as follows: 75,000 shares vested on October 1, 2010, and 75,000 shares will vest on October 1, 2011.

(8)	On April 1, 2010, awards of 25,000, 75,000, 25,000, 25,000, 250,000 and 300,000 non-qualified stock options were made to Messrs. Basso, McCann, Mollah, Pettirossi, West and Wilson, respectively, pursuant to the Company’s Stock Incentive Plan. The stock options were expressly conditioned upon the receipt of shareholder approval of the replenishment of the Stock Incentive Plan, see Proposal No. 4 below. As a result, the options are not considered to be “beneficially owned” by the directors under SEC reporting rules.

Other Security Holders

The following table sets forth information (as of the date indicated) as to all persons or groups known to the Company to be beneficial owners of more than five percent (5%) of the Company’s issued and outstanding Common Stock:

Title & Class	Name and Address of Beneficial Holder	Shares Beneficially Owned		Percent of Class

Common Stock	Young Energy Prize S.A. 7 Rue Thomas Edison L-1445 Strassen Grand Duchy of Luxembourg	13,612,463	(1)	24.01	(2) %

(1)                 This information is based on a Schedule 13D, as amended, filed by YEP with the SEC on July 31, 2009, and subsequent Form 4 filings made by Mr. Bogachev, most recently on October 6, 2010. On July 9, 2009, the Company closed a $10 million equity investment by YEP in the Company through the issuance of (a) 8,695,652 shares of the Company’s Common Stock and (b) warrants to acquire 4,347,826 shares of Common Stock to YEP. Mr. Bogachev, a director of the Company is the President and Chief Executive Officer, and an equity owner of YEP. On July 30, 2009, YEP purchased an additional 568,985 shares of the Company’s Common Stock in a private transaction. On October 6, 2010, Mr. Bogachev filed a Form 4 with the SEC in which he confirmed that YEP beneficially owned 13,612,463 shares of the Company’s common stock. On August 5, 2010, YEP entered into a securities purchase agreement with the Company related to the acquisition of an additional 5,200,000 shares of the Company’s Common Stock, at closings to be held from time to time during the remainder of 2010. Under SEC reporting rules, YEP is deemed not to beneficially own these shares. See “Certain Relationships and Related Person Transactions – Second YEP Equity Investment Transaction” above.

(2)                 The percentage shown was calculated by YEP on the basis of an assumed 56,683,803 shares of Common Stock issued and outstanding as of October 6, 2010, including the 4,347,826 Warrant Shares which are deemed to be issued and outstanding under SEC reporting rules. The calculation excludes the additional 5,200,000 shares issuable to YEP or one or more of its affiliates in the second YEP equity investment transaction, see note (1) above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, under the heading “Additional Information Regarding Executive Compensation”, you will find a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2010 to the following individuals, whom we refer to as our named executive officers (or “NEOs”) for the 2010 fiscal year:

•	William H. Hastings, who was appointed as our President and Chief Executive Officer (“CEO”) on December 11, 2008,

•

Daniel J. Samela, who until December 11, 2008 served as our acting President and CEO and thereafter served as our Chief Financial Officer, Chief Accounting Officer and Treasurer until February 10, 2010;

•	William E. Begley, Jr., who served as our Chief Financial Officer (“CFO”) and Treasurer from February 10, 2010 until May 3, 2010 when his employment was terminated on mutually acceptable terms; and

•	Susan M. Filipos, our Controller, who also served as our Interim CFO from May 3, 2010 until August 2, 2010.

In addition, on August 2, 2010, subsequent to the end of our most recent fiscal year, the Board of Directors appointed Antoine J. Lafargue as the Company’s new CFO and Treasurer. Because he was appointed after the completion of our June 30, 2010 fiscal year, Mr. Lafargue is not deemed to be a “Named Executive Officer” of the Company for our June 30, 2010 fiscal year, and thus does not appear in the Summary Compensation Table or the other executive compensation tables, in accordance with SEC reporting rules. However, the discussion below includes the compensation and other terms of employment of Mr. Lafargue, as our new CFO and Treasurer. See “Transition of the CFO/Treasurer Position” below.

Board Oversight of Executive Compensation; Role of the CNG Committee

The Company’s executive compensation program has been developed and is continually monitored by our Board of Directors, acting on the recommendation of the CNG Committee, which during the fiscal year ended June 30, 2010 was comprised of Messrs. McCann (Chairman), Basso, Mollah (since December 9, 2009) and Pettirossi. On May 27, 2009, the Board of Directors adopted a written charter for the Compensation Committee, which was amended on December 9, 2009. The CNG Committee has responsibilities and powers related to compensation matters, and also certain specified corporate governance matters.

Under its Charter, the CNG Committee is responsible for assisting the Board in overseeing the Company’s management compensation policies and practices, including (i) determining and recommending to the Board for its approval the compensation of Mr. Hastings and the Company’s other executive officers, (ii) reviewing and recommending to the Board for its approval management incentive compensation policies and programs, and exercising discretion in the administration of such programs, and (iii) reviewing and recommending to the Board for its approval equity compensation programs for directors, officers, employees and consultants, and exercising discretion in the administration of such programs.

The Board, acting upon recommendations of the CNG Committee, is ultimately responsible for determining the types and amounts of compensation paid to Mr. Hastings and each of our other NEOs. In fulfilling its role, the Board considers the Company’s performance and strategic objectives in determining, on an annual basis, whether any corresponding adjustments to either Mr. Hastings’ or our other NEOs compensation levels are warranted, in light of the attainment of these performance objectives.

The CNG Committee and the Board have the authority to retain outside consultants to assist the Board in performing these responsibilities. As discussed below under the heading “Appointment of New President/CEO”, the Compensation Committee

commissioned a report from a third party compensation consultant during August 2008 to conduct a peer group and market based comparative analysis of President/CEO compensation from a group of selected oil and gas companies and to make recommendations to the Committee about the amounts and types of compensation for Mr. Hastings that the Committee would recommend to the full Board. To date, the Board has not used any compensation consultant firms to determine and review the compensation or other employment terms of any of Mr. Samela, Ms. Filipos or Mr. Lafargue.

During the fiscal year ended June 30, 2010, neither Mr. Hastings, Mr. Samela, Mr. Begley or Ms. Filipos determined or approved any element or component of his or her own respective base salary or any other aspects of his or her compensation.

Objectives of Our Compensation Program

Our executive compensation program is designed to motivate and reward our NEOs in a fiscally responsible manner, while prudently conserving cash resources to fund the Company’s growth plans and strategic objectives. The oil and gas exploration and production industry has historically been highly competitive, a trend which has increased significantly in the last decade. As a result, experienced professionals have significant career mobility. We are a smaller company in a highly competitive industry that competes for executive talent with a large number of exploration and production companies, many of which have significantly larger market capitalization than us. Our ability to motivate and reward our executive officers and other key employees is essential to maintaining a competitive position in the oil and gas business. The Board believes that our comparatively smaller size and relatively small executive management team pose unique challenges in this industry, and therefore, are substantial factors in the design of our executive compensation program.

In light of the foregoing factors, the Board through the CNG Committee also strive to maintain compensation programs that are generally competitive within the independent oil and gas industry in the United States and in Australia. The award of base salary, annual cash bonuses, equity-based awards and benefit packages to our NEOs are at the complete discretion of the Board, as applicable. Beginning with the appointment of Mr. Hastings, the Board has determined to implement a new compensation strategy by which the Company’s executive officers will be paid base salaries that are lower than salaries prevailing in the marketplace for similarly situated companies. Our executive officers will receive awards of equity compensation of a sufficient value to adequately augment their cash salaries.

Periodically, the CNG Committee reviews our executive compensation program to assess whether the program remains competitive with those of similar companies, considers the program’s effectiveness in creating adequate incentives for our executive officers to find, acquire, develop and produce oil and gas reserves in a cost-effective manner, and determines what changes, if any, are appropriate in light of our overall performance and ability to attract and retain talented executive officers.

The Board may, in addition to base salaries, authorize annual cash bonuses and equity-based awards in the future for Mr. Hastings, Mr. Samela, Ms. Filipos and Mr. Lafargue based upon the attainment of our operational and strategic goals. We have not adopted specific target or performance levels which would automatically result in increases or decreases in compensation for Mr. Hastings, Mr. Samela, Ms. Filipos and Mr. Lafargue. Instead, we make compensation determinations based upon a consideration of many factors, including those described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors:

•	the cyclical nature of the oil and gas business and industry trends in Australian and Asian/Pacific oil and gas markets;
•

the growth in the quantity and value of our proved oil and natural gas reserves, volumes of oil and natural gas produced by the Company and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	the Company’s oil and gas finding costs and operating costs, cash flow from operations, annual revenues; and earnings per share;
•	the market value of the Company’s common stock on the Nasdaq and the ASX;
•	the extent to which management has been successful in finding and creating opportunities to participate in acquisition, exploitation and drilling ventures having quality prospects;

•	management’s ability to formulate and maintain sound budgets for our business activities and overall financial condition;
•	the success of our acquisition and exploration activities and the achievement by management of specific tasks and goals set by the Board and the MPAL Board of Directors from time to time;
•	the effectiveness of our compensation packages in motivating our management to remain in our employment; and
•	the ability of management to effectively implement risk management practices.

In addition to considering these performance elements, we have also considered longevity of service of Mr. Hastings and Mr. Samela and their respective individual performance, leadership and business knowledge.

Appointment of New President and CEO

In the fall of 2008, the Compensation Committee independently retained Compensation Resources, Inc. of Upper Saddle River, N.J. (“CR”), to assist the Board in determining the appropriate compensation package for Mr. Hastings as the Company’s new President and CEO. Previous to this study, the Compensation Committee had retained Compensation Resources to provide a study to the Board regarding compensation for the Company’s non-employee directors. This engagement led to the Board’s May 27, 2009 adoption of the new directors’ compensation policy and directors, share ownership guidelines. See “Non-Employee Directors Compensation Policy” above. The decisions to engage CR for these two projects were not made, recommended, or subject to surveying or review by management.

As part of its work on our President and CEO’s compensation package, CR performed the following functions requested by the Committee and the Board: (i) assembling a peer group of approximately 20 other small and medium sized oil and gas companies, based on industry group, geographic location and comparable revenue levels (of between 50% to 200% of Magellan’s historical revenues); (ii) analyzing the compensation of the President or CEO of the peer companies, by amounts and type of compensation, including cash salaries, cash bonuses and long-term incentive based compensation; (iii) assembling and analyzing widely published compensation survey data (Mercer and ERI 2008 studies); (iv) recommending market consensus amounts and ranges for the compensation of our President and CEO to the Compensation Committee; and (v) conducted a beneficial ownership analysis for the position of the CEO. Representatives of CR consulted with the Compensation Committee frequently during the fiscal year, prior to Mr. Hastings’ appointment on December 11, 2008.

On December 11, 2008, the Board of Directors appointed Mr. Hastings as our new President and CEO. Mr. Hastings term of employment is for five (5) years and commenced on December 11, 2008, pursuant to a non-binding term sheet negotiated between Mr. Hastings and the Compensation Committee. Under his February 9, 2009 Employment Agreement with the Company, Mr. Hastings is paid a base salary currently set at $312,000 per year, subject to yearly increase of the greater of 4% or compounded monthly consumer price index (CPI) from the prior year. Under his employment agreement, Mr. Hastings will not be paid any sign-on or guaranteed cash bonuses, but the Compensation Committee may consider and pay bonuses commensurate with his and the Company’s performance. If at any time prior to the end of the 5-year term, the Company terminates his employment without Cause or he resigns for Good Reason, Mr. Hastings would be entitled to continue to receive his then-current base salary for the rest of the 5-year term, with a minimum severance period of two years.

On December 11, 2008, Mr. Hastings was awarded 3,100,000 non-qualified stock options under the Company’s Stock Incentive Plan in two tranches, at an exercise price equal to $1.20 per share. In connection with the negotiation and signing of his Employment Agreement on February 3, 2009, Mr. Hastings and the Company agreed that Mr. Hastings would surrender to the Company 387,500 of the non-qualified stock options previously granted to him on December 11, 2008, with a corresponding award of 387,500 non-qualified stock options to Mr. Wilson, who has served as a member of our Board since July 9, 2009 as a representative of YEP, our strategic investor. Mr. Hastings now holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance based options and 1,837,500 time based options. Mr. Hastings’ 875,000 performance-based options vested in full on March 2, 2010. In addition, 612,500 of his time-based options vested on December 11, 2009. The remaining 1,225,000 time-based options will vest in two equal tranches of 612,500 shares on December 11, 2011 and 2012 respectively.

Transition of the CFO/Treasurer Position

During late 2009 and early 2010, the Company conducted a search for a new CFO and Treasurer. On February 10, 2010, the Board appointed William E. Begley, Jr. as the Company’s new CFO and Treasurer to serve an initial employment term of three (3) years. Under the terms of his employment, Mr. Begley was entitled to receive cash and equity incentive compensation, certain employee and severance benefits, as described in the Company’s current report on Form 8-K which was filed with the SEC on February 12, 2010. Mr. Begley served in these capacities until May 3, 2010, when his employment with the Company terminated pursuant to mutually acceptable terms, including the payment of the equivalent of one month’s salary.

Also on May 3, 2010, the Board appointed Susan M. Filipos, the Company’s Controller since October 1, 2009, as the Interim Chief Financial Officer of the Company, to serve in such officer position until the Company completed its search for a new permanent Chief Financial Officer. Prior to joining the Company, Ms. Filipos served for ten years as the Controller of a division of Casella Waste Systems, Inc.

On August 2, 2010, the Board appointed Antoine J. Lafargue as the Company’s new permanent Chief Financial Officer and Treasurer. See “Employment Agreements with Our 2010 Named Executive Officers and Mr. Lafargue” below.

Elements of Compensation

We seek to achieve our executive compensation objectives by providing our NEOs with the following elements of compensation:

•	a base salary that represents cash compensation based on internal equity and external industry-based competitiveness;
•	an opportunity to receive an annual cash bonus award based upon the achievement of goals and objectives attained during the course of a fiscal year;
•	potential equity-based awards under the Company’s Stock Incentive Plan;
•	pension/retirement benefits and other personal benefits under our NEOs’ employment contracts, as described below;
•	benefit programs provided to our U.S. employees, including health care benefits, dental, life, and vision coverage; and
•	termination payments and other benefits under the NEOs’ employment agreements, in the event that the NEO’s employment is terminated under specified circumstances.

Each of the material elements of our compensation program is discussed in greater detail below.

Base Salary

The purpose of base salary is to reflect Messrs. Hastings, Mr. Samela and Ms. Filipos executive job responsibilities, individual performance and competitive compensation levels. Under his Employment Agreement, Mr. Hastings base salary is subject to annual increases of the greater of 4% or compounded monthly CPI from the prior year. The Board reviews and determines, after receipt of a recommendation from the CNG Committee, the base salary of Mr. Samela and Ms. Filipos which is based upon their respective years of experience and individual performance with the Company. Mr. Samela’s salary amount is not at risk and may be adjusted annually based on merit and external market conditions. His salary was last increased in July 2006 to $182,000 per year, to account for cost of living increases. Beginning on October 1, 2011, Ms. Filipos’ base salary will be subject to annual increases based on the CPI increase during the prior year.

Annual Cash Bonus Awards

Our NEOs may receive an award of an annual cash bonus. The purpose of the cash bonus program is to better align executive performance with annual strategic goals while enhancing shareholder value. The Board does not pre-determine performance goals at the beginning of each year for either Mr. Hastings, Mr. Samela or Ms. Filipos. Rather, the Board determines whether the award of a bonus has been warranted, in light of the Company’s performance during each completed fiscal year, including the Company’s operational results, net income, expenses, strategic development and any performance gaps or shortfalls. On November 13, 2007, the Board awarded Mr. Samela an annual cash bonus for the fiscal year ended June 30, 2007 of $15,000 in recognition of improvements at the Company and with its operations during that year. Mr. Samela’s compensation was not increased or changed during either of the fiscal years ended June 30, 2009 or June 30, 2010. The Board has not to date considered or paid any cash bonus awards to either Mr. Hastings or Ms. Filipos.

Equity-Based Compensation

At the December 1998 annual meeting, our shareholders approved the Company’s 1998 Stock Option Plan (the “Plan”), which permits the granting of stock options and stock appreciation rights (“SARs”) to the directors, officers, key employees and consultants. On December 11, 2008, the Board of Directors amended and restated the Plan, renaming the Plan the “1998 Stock Incentive Plan”, and further amended the Plan on March 19, 2009 and May 27, 2009. On May 27, 2009, the Company’s shareholders approved the amendment and restatement of the Plan, as follows:

•	the amount of shares reserved for issuance pursuant to awards made under the Plan was increased by 4,205,000 shares, to a maximum of 5,205,000 shares;
•	the powers and duties of the Committee to administer the Plan were clarified;
•

the Committee was authorized to make awards of shares of Restricted Stock, which awards may vest based on a participant’s continued service to the Company, its subsidiaries or affiliates, or upon the satisfaction of performance measures;

•	the Plan now provides for annual awards of Common Stock to the non-employee directors of the Company; and
•

the Committee is authorized to make awards of shares of Common Stock, options, SARs or Restricted Stock that vest upon the satisfaction of pre-defined corporate performance measures identified by the Committee.

On September 13, 2010, the Board of Directors amended the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 2,000,000 shares, to a new aggregate total of 7,205,000 shares, which amendment is subject to shareholder approval. For a complete description of the Plan, see Proposal No. 4 below.

The purpose of the Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, Directors and consultants whose past, present and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The various types of Awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Other than the Plan, the Company currently does not have any long-term incentive, nonqualified defined contribution, or other nonqualified deferred compensation plans. In addition, MPAL does not currently maintain any of its own equity-based compensation plans.

The Plan provides for grants of options principally at an option price per share of 100% of the fair value of the Company’s common stock on the date of the grant. Options are generally granted with a 1-year, 2-year or a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. The Plan also provides for the grant of SARs subject to terms as determined by the Committee and evidenced in a form also determined by the Committee and also authorizes the Committee to grant awards of Restricted Stock. In addition, the Plan permits the award of restricted shares to eligible participants and also permits the CNG Committee to make annual award of shares of unrestricted stock to the Company’s non-employee directors equal in value to 50% of the annual cash retainer payable to these directors. On June 17 and July 20, 2009, the Board authorized the first of these awards to all six (6) of the Company’s non-employee directors, other than Mr. Hastings. On April 1, 2010, awards of 700,000 non-qualified stock options were made to six (6) of our directors, which option awards are expressly conditioned upon the receipt of shareholder approval of the replenishment of the Plan, see Proposal No. 4 below.

For all Plan awards granted, modified or settled after July 1, 2005, we account for all equity-based awards in accordance with the requirements of ASCT Topic 718. We do not have a specific program or plan with regard to the timing or dating of option grants or other awards. Options or other Awards under the Plan have not been granted at regular intervals or on pre-determined dates. Rather, the Board’s practice as to when options are granted has historically been made at the complete discretion of the Board. Going forward, the Board intends to continue this practice, after receipt and consideration of recommendations for further option or other awards under the Plan.

As of October 26, 2010, there were 4,680,000 stock options outstanding of which 2,230,000 were fully vested and exercisable. If all of these options, and the 700,000 options awarded to our directors on April 1, 2010 which total 5,380,000 in the aggregate, were awarded and exercised these shares would represent approximately 10.28% of our issued and outstanding shares of common stock. As of that date, there were no further shares of Common Stock available for future grants under the Plan. The Company is seeking shareholder approval of an additional amendment to the Plan, see Proposal No. 4 below.

Mr. Hastings now holds options to acquire an aggregate of 2,712,500 shares, consisting of 875,000 performance based options and 1,837,500 time based options. See “Appointment of New President and CEO”, above. In connection with his employment by the Company, Mr. Samela was granted an award of 30,000 options under the Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these options have fully vested. However, the Board will consider in the future whether to grant Mr. Samela any additional options or other awards under the Plan, depending on the attainment of operational or performance objectives of the Company.

In connection with her initial appointment as the Company’s Controller, the Company awarded to Ms. Filipos non-qualified stock options covering 150,000 shares of the Company’s Common Stock under the Plan. The exercise price per share of the options was $1.40, which exercise price was the “fair market value” (as defined in Section 5(c) of the Plan) of a share of the Common Stock as of October 1, 2009, the grant date. Ms. Filipos’ options vest as follows: (a) 75,000 option shares vested in full on October 1, 2010; and (b) 75,000 option shares shall vest in full on October 1, 2011.

In connection with Mr. Lafargue’s officer appointments, as described above, the CNG Committee and the full Board have awarded to Mr. Lafargue non-qualified stock options covering an aggregate of 800,000 shares of the Company’s Common Stock subject to the terms and conditions of the Plan, in two separate tranches, as follows: 400,000 time-based options and 400,000 performance-based options. The exercise price per share for all of the options is $1.84. The time-based options will vest in three equal annual installments as follows: (a) 133,333 option shares will vest in full on August 2, 2011; (b) 133,333 option shares will vest in full on August 2, 2012; and (c) 133,334 option shares will vest in full on August 2, 2013. The performance-based options shall vest in full only upon completion of the planned purchase by MPAL of an ownership interest in the Evans Shoal field on or before June 30, 2011. The stock options will immediately be accelerated and vest in full upon the occurrence of a “Change in Control” of the Company (as defined in the Plan) and upon the occurrence of other specified events.

Pension/Retirement Benefits

The Company does not provide qualified pension benefits or any supplemental executive retirement benefits to Mr. Hastings or any of its other NEOs, except Mr. Samela. Under Mr. Samela’s Employment Agreement, we make an annual contribution of 15% of his salary to a SEP/IRA Plan to provide for Mr. Samela’s retirement. In fiscal year 2010, this contribution was $27,300.

Mr. Hastings, Mr. Samela and Ms. Filipos are eligible to participate in the Company’s newly adopted 401(k) retirement savings plan, which became effective as of October 15, 2010. Under the Company’s 401(k) plan, all employees of the Company are eligible to participate after an initial period of three months of employment. The 401(k) plan permits participants to make salary deduction contributions to their plan accounts and provides that the Company will make a 3.5% match of the employee’s contributions, up to an annual maximum of 3.5% of salary.

Additional Benefit Programs

Perquisites and other benefits represent a small part of our overall compensation package. These benefits are reviewed periodically to ensure that they are competitive with industry norms. Under his Employment Agreement, Mr. Hastings is to be provided with a leased automobile as approved by the Board, consistent with the Company’s perquisite guidelines. During fiscal year 2010, the Company paid $8,378 for this arrangement and $1,040 for parking for Mr. Hastings. There are no perquisites currently being provided to Mr. Samela or Ms. Filipos, other than as described below. If greater than $10,000, the aggregate costs associated with the benefits we provided to Messrs. Hastings and Samela or to Ms. Filipos are included in the “All Other Compensation” column of the Summary Compensation Table, set forth below.

Under his Agreement, Mr. Hastings receives up to $8,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. In addition, the Company has purchased long-term disability insurance with coverage to age 65 for Mr. Hastings, with a maximum annual premium amount of $12,500. During fiscal year 2010, the Company paid $4,785 to a disability insurer under this arrangement. In addition, the Company has purchased $2 million of key-man life insurance coverage for Mr. Hastings.

Under Mr. Samela’s Employment Agreement, the Company agreed in 2004 to purchase a term life insurance policy for Mr. Samela with coverage up to $400,000 to supplement his existing life insurance coverage. During fiscal year 2010, the Company paid $1,454 in premiums under this policy on Mr. Samela’s behalf. In addition, the Agreement provides that Mr. Samela is reimbursed annually up to $6,000 per year in disability insurance coverage. During fiscal year 2010, the Company paid $5,490 for this arrangement. The Agreement also provides that Mr. Samela also receives $15,000 per year in reimbursements to purchase his own family health insurance coverage, including medical, prescription and dental benefits. During fiscal year 2010, the Company paid $15,000 under this arrangement. Mr. Samela became eligible for coverage under the Company’s new health insurance program as of August 1, 2010. Mr. Samela is also entitled to participate in the broad-based benefit plans offered generally to all of our full-time U.S. employees.

Under Ms. Filipos’ Agreement, the Company provides a paid parking space for Ms. Filipos’ use at or near the Company’s office in Portland, ME, at a cost during the fiscal year ended June 30, 2010 of $1,080. In addition, the Company reimbursed Ms. Filipos for her COBRA health insurance premiums at a rate of $1,121 per month from October 1, 2009 until June 30, 2010, at a total cost of $8,676. Ms. Filipos became eligible for coverage under the Company’s new health insurance program as of August 1, 2010.

Tax Considerations

We operate our executive compensation program in good faith compliance with Section 409A of the Internal Revenue Code, as permitted by the final regulations issued by the Internal Revenue Service. At this time, the Company does not expect that Section 162(m) of the Internal Revenue Code will have any effect on the Company’s executive officer compensation because it is not likely that the annual compensation paid to any executive officer will exceed $1 million.

Conclusions

The Board believes that the Company’s executive compensation program is and will be a critical element in ensuring the Company’s continued success as it grows and pursues its strategic objectives. Motivation, attraction, retention and the NEOs’ alignment with the interests of the Company’s shareholders are the key objectives of the program. The continued improvement in business results and increased shareholder value are driven by the performance of highly motivated executives. In the opinion of the Company’s Board, the design and operation of the Company’s executive compensation programs, along with the monitoring of our executive officers’ performance against the factors identified above, reasonably result in compensation levels appropriate to promote the Company’s continued success and the best interests of its shareholders as the Company continues to grow and pursues its strategic objectives.

Additional Information Regarding Executive Compensation

Employment Agreements with Our 2010 Named Executive Officers and Mr. Lafargue

The Company has written employment agreements with each of Messrs. Hastings, Samela, Lafargue and Ms. Filipos, which provide certain severance payments and other benefits, in the event that their respective employment with the Company or MPAL are terminated under various circumstances, as described below. We use these provisions to provide some assurance to the Board that the Company will continue to be able to rely upon Messrs. Hastings, Samela, Lafargue and Ms. Filipos continuing in their positions with us, without concern that they might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control of the Company.

Mr. Hastings

On February 3, 2009, the Company entered into an Employment Agreement with Mr. Hastings to serve as our President and CEO, effective as of December 11, 2008. The Employment Agreement provides for a five-year term of employment. The Company may give Mr. Hastings notice six months before the 5th anniversary of such date of its intent to let the Agreement terminate, or to renew Mr. Hastings’ employment with the Company for a duration and on terms and conditions to be negotiated by the parties at that time. Under the Employment Agreement, Mr. Hastings will serve as President and CEO of the Company and will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. The Agreement provides that the Company intends to relocate its principal executive offices to Portland, Maine during the first quarter of 2009. It also provides that Mr. Hastings shall be nominated as a director of the Company’s Board from time to time in the future.

Mr. Hastings will be paid an annual salary of $300,000, subject to annual increase by a percentage amount that shall not be less than the greater of (i) 4% per year or (ii) the percentage increase in the Bureau of Labor Statistics’ announced Consumer Price Index for All Urban Consumers, All Items (the “CPI-U”), unadjusted, for the 12-month period ending on the June 30th immediately preceding the July 1st on which such salary increase is scheduled to take effect. During the Term of the Agreement, Mr. Hastings will not receive a sign-on or other guaranteed bonus, but will be entitled to receive any bonuses awarded in the future by the Board’s Compensation Committee. Mr. Hastings will be entitled to reimbursement of his business expenses while performing services for the Company.

The Employment Agreement confirms Mr. Hastings’s receipt of the stock options awarded to him on December 11, 2008, and Mr. Hastings surrender to the Company of 387,500 of those stock options, as described under “Option Award Agreements” below. Future awards of equity to Mr. Hastings shall be made under the Stock Incentive Plan, at the sole discretion of the Board of Directors, after receipt of a recommendation from the Compensation Committee. In addition, the Company has agreed to provide Mr. Hastings up to $8,000 per year of reimbursement for health insurance and to purchase and pay annual premiums for a long-term disability insurance policy covering Mr. Hastings and a ten-year term life insurance policy. Mr. Hastings has agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements.

The Employment Agreement may be terminated in the event of Mr. Hastings’ death or “disability” (as defined in the Agreement) during the Term. If Mr. Hastings dies or becomes disabled, then the Company will pay Mr. Hastings: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year of termination of employment; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Mr. Hastings (the amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”). If Mr. Hastings terminates his employment at any time during the Term, for a reason other than “Good Reason” as defined below, he will be entitled to payment of only the Accrued Obligations.

The Employment Agreement may also be terminated for “cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under this Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties under this Agreement or insubordination (defined as refusal to execute or carry out the lawful and ethical directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure and related obligations under the Agreement. If the Agreement is terminated for “Cause”, Mr. Hastings will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Hastings employment for any reason other than death, Disability or “cause” upon at least thirty (30) days written notice to Mr. Hastings. In addition, Mr. Hastings may terminate his employment with the Company for “Good Reason,” as specified in the Agreement. The Agreement defines “Good Reason” as: (i) a material negative change in the scope of the authority, functions, duties or responsibilities of his employment from that which is contemplated by this Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another corporation shall not constitute Good Reason; (ii) any reduction in his base salary; (iii) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (iv) any material breach by the Company of any provision of this Agreement without Mr. Hastings having committed any material breach of the Executive’s obligations under the Agreement, in each case of (i), (ii), (iii) or (iv), which breach is not cured by the Company within thirty (30) days following written notice thereof to the Company of such breach.

If the Company terminates Mr. Hastings employment for any reason other than death, Disability or “Cause”, or if Mr. Hastings terminates his employment for “Good Reason”, then the Company shall pay to Mr. Hastings the following: (i) the Accrued Obligations, (ii) a defined severance benefit (the “Severance Benefit”). The Severance Benefit shall equal the amount of base salary that Mr. Hastings would have received if he remained employed for the balance of the Term, based upon his then-current base salary without further increase; provided however, that the Severance Benefit may not be less than twenty-four (24) months of Mr. Hastings’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into twenty-four (24) equal installments and paid out to Mr. Hastings after termination of employment. For a quantification of the payments to be made to Mr. Hastings under these various circumstances, see “Post Termination Payments and Benefits” below.

Mr. Samela

The Company entered into an amended and restated Employment Agreement on September 28, 2008 with Mr. Samela, who serves as Vice President – New Ventures, and was our former Chief Financial/Accounting Officer from December 11, 2008 to February 10, 2010, and also was our former acting President and CEO from 2004 until December 11, 2008. Mr. Samela’s Agreement replaces Mr. Samela’s former employment agreement dated March 1, 2004, and was designed to conform his agreement to the substantive and procedural requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). In order to conform to Section 409A’s requirements, Mr. Samela’s Agreement was revised to provide that 1) generally, payments made to Mr. Samela following a separation from service from the Company are delayed for a period of six months following such separation; 2) cash payments have been substituted for continuation of various benefits following Mr. Samela’ separation from service from the Company.

The Agreement has a term of thirty-six (36) months, which automatically renews each 30-day period during Mr. Samela’s term of employment, unless he elects to retire or the Agreement is terminated according to its terms. The Agreement provides for him to be employed, effective as of July 1, 2004, at a salary of $175,000 per annum, and an annual contribution of 15% of the salary to a SEP/IRA pension plan for Mr. Samela’s benefit, plus other insurance benefits. Currently, Mr. Samela’s salary is $182,000 per year.

The Agreement may be terminated for “cause,” which is defined under the agreement as (i) misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which he has an interest which is adverse to the interest of the Company, unless he shall have first obtained the consent of the Board of Directors; (iii) neglect or unreasonable refusal or continued failure (other than any such failure resulting from incapacity due to physical or mental illness) to perform the duties assigned to Mr. Samela under or pursuant to this Agreement; or (iv) being convicted of any felony or an offense involving moral turpitude.

The Agreement may also be terminated on written notice by the Company without cause, by Mr. Samela’s resignation or upon a “change in control” of the Company. A “change in control” is defined under the agreement as (i) the acquisition by any individual, entity or “group” (as defined under the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company (with certain exceptions) (ii) individuals who, as of September 28, 2008, constitute the Board cease for any reason to constitute at least a majority of the Board; (iii) consummation of certain reorganizations, mergers or consolidations or sales or other dispositions of all or substantially all of the assets of the Company; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

If Mr. Samela’s employment is terminated by reason of death or disability at any time, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred. If Mr. Samela’s employment is terminated for “cause” as defined above at any time, or by Mr. Samela voluntarily resigning following a change in control of the Company, he will be paid only the amount of his annual base salary through the date of termination to the extent not yet paid, plus any compensation amounts previously deferred.

Upon a termination by the Company without cause prior to a “change in control” of the Company, Mr. Samela will be entitled to payment of an amount equal to three times his annual base salary and three-year average bonus payment and any then-unvested options will be accelerated so as to become fully exercisable. These amounts will be paid to Mr. Samela in two lump sums, in accordance with the Agreement and Section 409A.

If, during the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause or disability (as defined in the agreement), then Mr. Samela will be paid an amount equal to three times his annual base salary and three-year average bonus payment, plus any previously deferred compensation, accrued vacation pay, and $15,000 per year for three years in lieu of medical coverage and insurance benefits. In addition, any then-unvested options will be accelerated so as to become fully exercisable. Under the Agreement, the term “good reason” is defined as: (A) a material negative change resulting from the assignment to Mr. Samela of any duties inconsistent in any respect with his current position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other Company action which results in a material diminution in such position, authority, duties or responsibilities; (B) any failure by the Company to comply with the terms of Mr. Samela’s Agreement; (C) the Company materially changing the geographic location in which Mr. Samela must perform services from Hartford, Connecticut, or (D) any purported termination by the Company of his employment otherwise than as expressly permitted by Mr. Samela’s Agreement.

If, at any time after the two-year period following a change in control, Mr. Samela terminates his employment for “good reason” or the Company terminates his employment other than for cause of disability, then he will be paid an amount equal to his then-current annual salary and a three-year average bonus payment. In addition, any then-unvested options will be accelerated so as to become fully exercisable. For a quantification of the payments to be made to Mr. Samela under these various circumstances, please see the “Post Termination Payments and Benefits” below.

Ms. Filipos

On September 28, 2009, the Company entered into an Employment Agreement with Ms. Filipos which provides for an at-will term of employment and also contains customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements. The Employment Agreement provides that Ms. Filipos is paid an annual salary (subject to annual adjustment) and is entitled to reimbursement of business expenses while performing services for the Company. The Employment Agreement may be terminated for “Cause” by the Company, as defined in the Agreement. If the Employment Agreement is terminated for “Cause”, Ms. Filipos will only be entitled to receive payment of the Accrued Obligations (as defined in the Employment Agreement). If the Company terminates Ms. Filipos’ employment for any reason other than death, disability or “Cause”, then the Company shall pay to Ms. Filipos the Accrued Obligations and a severance benefit equal in amount to one-year’s base salary, based upon her then-current base salary without further increase.

Mr. Lafargue

On August 2, 2010, the Company entered into an Employment Agreement with Mr. Lafargue under which he serves as the Company’s new Chief Financial Officer and Treasurer, effective as of August 2, 2010. Prior to October 1, 2010, Mr. Lafargue was based out of the Brisbane, Australia office of Magellan Petroleum Australia Limited, the Company’s wholly-owned Australian subsidiary (“MPAL”). Mr. Lafargue commenced U.S. employment at the Company’s Portland, Maine headquarters on October 1, 2010 (the “U.S. Employment Date”), pursuant to the terms of an approved H-1B work visa.

The Employment Agreement provides for a three-year term of employment (the “Initial Term”), commencing on August 2, 2010, unless earlier terminated as provided in the Employment Agreement. If not terminated earlier than August 2, 2013, the Initial Term will be automatically renewed for one or more successive two-year periods (each, a “Renewal Term”) unless in each case at least six (6) months prior to the end of the Initial Term or Renewal Term, as the case may be, either the Company or Mr. Lafargue gives written notice to the other party electing to permit the Employment Agreement to terminate on the last day of the Initial Term or Renewal Term, as the case may be. Under the Employment Agreement, Mr. Lafargue will devote substantially all of his business time and attention and best efforts to the affairs of the Company and its subsidiaries and his duties. He will report to the Company’s President and CEO, William H. Hastings. Mr. Lafargue has also agreed to customary confidentiality, cooperation, non-solicitation, non-competition, non-disparagement and related requirements.

Mr. Lafargue will be paid, commencing on the Effective Date, an annual salary of $240,000, subject to annual increases based on a measurement of inflation. Mr. Lafargue will be entitled to receive any cash bonuses awarded in the future by the Board in its sole discretion, after receipt of a recommendation from the CNG Committee. Mr. Lafargue will be entitled to reimbursement of relocation expenses, certain advisory expenses and reimbursement of his business expenses while performing services for the Company.

The Employment Agreement confirms the award to Mr. Lafargue of 800,000 non-qualified stock options under the Company’s Stock Incentive Plan. Subject to the approval of the Board in its sole discretion after receipt of a recommendation from the CNG Committee, Mr. Lafargue may be awarded options to purchase a substantial number of additional shares of Common Stock (with the exact number to be determined by the Board) if the Company completes the planned purchase by MPAL of an ownership interest in the Evans Shoal field on or before June 30, 2011.

The Employment Agreement may be terminated by the Company in the event of Mr. Lafargue’s death or “disability” (as defined in the Agreement). If Mr. Lafargue dies or becomes disabled, then the Company will pay Mr. Lafargue: (i) his base salary through the date of such termination of employment, plus his base salary for the period of any vacation time earned but not taken for the year in which termination of employment occurs; (ii) any other compensation and benefits to the extent actually earned by him under any other benefit plan or program of the Company as of the date of such termination of employment, and (iii) any reimbursement amounts owing to Mr. Lafargue (the amounts in (i), (ii) and (iii) are referred to as the “Accrued Obligations”). The Employment Agreement may also be terminated for “Cause” by the Company. “Cause” is defined as (i) an act or acts of dishonesty or fraud relating to the performance of his services to the Company; (ii) a breach of his duties or responsibilities under the Agreement resulting in significant demonstrable injury to the Company or any of its subsidiaries; (iii) his conviction of a felony or any crime involving moral turpitude; (iv) his material failure (for reasons other than death, illness, injury or Disability) to perform his duties or insubordination (defined as refusal to execute or carry out the lawful directions from the Board or its duly appointed designees) where he has been given written notice of the acts or omissions constituting such failure or insubordination and he has failed to cure such conduct, where susceptible to cure, within ten days following such notice; or (v) a breach of any provision of any material policy of the Company or any of his non-competition, non-disclosure and related obligations under the Employment Agreement. If the Employment Agreement is terminated for “Cause”, Mr. Lafargue will only be entitled to receive payment of the Accrued Obligations.

The Company is entitled to terminate Mr. Lafargue’s employment for any reason other than non-renewal, death, Disability or “Cause” upon at least thirty (30) days written notice to Mr. Lafargue. If the Company terminates Mr. Lafargue employment for any reason other than non-renewal, death, Disability or “Cause”, then the Company shall pay to Mr. Lafargue (i) the Accrued Obligations; (ii) a defined severance benefit (the “Severance Benefit”); and (iii) certain continuing health insurance payment benefits, if the Executive elects to continue insurance coverage under the Company’s health insurance plans pursuant to COBRA following termination of employment. The Severance Benefit shall equal the amount of base salary that Mr. Lafargue would have received if he remained employed for the balance of the Initial Term or Renewal Term, as the case may be, based upon his then-current base salary without further increase; provided however, that the Severance Benefit may not be less than an amount equal to twelve (12) months of Mr. Lafargue’ then-current salary without further increase. The Severance Benefit as so determined shall be divided into twelve (12) equal installments and paid out to Mr. Lafargue after termination of employment according to a one-year payment schedule.

Mr. Lafargue is also entitled to terminate his employment with the Company for “Good Reason”. In the event of his termination of employment for Good Reason, Mr. Lafargue shall be entitled to receive a severance benefit equal to one year’s base salary, based upon his then-current base salary without further increase, which shall be paid according to the same one-year payment schedule described above. “Good Reason” means, without Mr. Lafargue’s consent: (A) a material negative change in the scope of the authority, functions, duties or responsibilities his employment from that which is contemplated by the Employment Agreement; provided that a change in scope solely as a result of the Company no longer being a public company or becoming a subsidiary of another entity shall not constitute Good Reason; (B) the Company materially changing the geographic location in which he must perform services from the Portland, Maine metropolitan area; or (C) any material breach by the Company of any provision of this Agreement without Mr. Lafargue having committed any material breach of his obligations under the Agreement, in each case of (A), (B), or (C), which breach is not cured by the Company within thirty (30) days following written notice thereof to the Company of such breach. If Mr. Lafargue elects to terminate his employment for any reason other than Good Reason, he will be entitled to payment of only the Accrued Obligations but may, if the Company elects, be entitled to receive an amount equal to one month of his then-current base salary.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management of the Company and, based on our review and discussions and such other matters deemed relevant and appropriate by the Board, we recommend that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation, Nominating and Governance Committee

Walter McCann (Chairman)

Ronald P. Pettirossi

Donald V. Basso

Robert J. Mollah

Compensation Risk Analysis

The CNG Committee has determined that the Company’s management compensation policies and practices do not create risks that are reasonably likely to have a material adverse affect on the Company.

While the Company’s focus on equity as opposed to cash compensation may theoretically create an environment that encourages the taking of excessive risk by employees in order to elevate and capitalize on an increase in the price of the Company’s Common Stock, the CNG Committee concluded that this compensation approach does not subject the Company to material risk due to the following mitigating factors:

•

Ownership of Company equity by officers and other employees creates an interest in the long-term viability of the Company and arguably deters rather than encourages risk-taking initiatives while aligning employee interests with those of the shareholders;

•

Equity compensation has been typically limited to option awards that contain vesting provisions based on a lapse of time (typically three years) or the completion of a specific long-term task to the satisfaction of the CEO and the Board;

•	Option awards that have yet to vest are forfeited if the Company terminates an employee for cause or if the employee resigns without good reason;
•

The Company’s Insider Trading Policy prohibits officers and employees from conducting short-term trading in the Common Stock and requires executive officers and other employees with access to non-public material information about the Company to pre-clear purchases and sales of Company securities;

•	The Business Development Committee monitors the progress of strategic initiatives and provides progress reports to the Board;
•	Independent third parties review the Company’s oil and gas reserves to ensure that appropriate reserve levels are utilized in determining operational results for financial reporting purposed; and
•	Independent public accountants annually assess the Company’s internal financial controls and perform annual audits of the Company’s financial statements.

Further, the CNG Committee noted that minimal risk to the Company results from other potential components of employee compensation (e.g., annual base salary and eligibility for an annual cash bonus, and certain other negotiated perquisites and other benefits), collectively, “Other Benefits,” for the following reasons:

•	An employee may be terminated at any time. Other Benefits cease upon the termination unless otherwise extended in the employment agreement;
•

Cash bonuses are discretionary. The Board, upon the recommendation of the CNG Committee, determines whether or not to award annual cash bonuses to NEOs based on an assessment of the performance of the Company during the most recently completed fiscal year as well as that of each NEO. Management determines the eligibility of other employees to receive a bonus pursuant to similar criteria; and

•

Post-termination benefits, if any, are limited by the terms of the employment agreement in the event that termination results from cause, death, disability or voluntary resignation (without good reason).

Executive Compensation Tables

The following table sets forth certain summary information concerning the compensation awarded to, paid to or earned by Mr. Hastings, our President and CEO, Mr. Samela, our Vice President – New Ventures and former CFO and Chief Accounting Officer, William E. Begley, Jr., who served as our CFO and Treasurer from February 10 until May 3, 2010, and Susan M. Filipos, our Controller since October 1, 2009 and Interim CFO from May 3 until Aug. 2, 2010 (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensa- tion Earnings ($)	All Other Compensaton ($)	Total ($)
William H. Hastings, President and Chief Executive Officer (1)	2010 2009 2008	$312,000 $165,769 –	$0 $0 –	$0 $0 –	$0 $1,881,501 –	$0 $0 –	$28,291 (3) $5,099 –	$340,291 $2,052,369
Daniel J. Samela, VP – New Ventures, and Former Chief Financial Officer (4)	2010 2009 2008	$182,000 $182,000 $182,000	$0 $0 $15,000	$0 $0 $0	$0 $0 $0	$0 $0 $0	$49,244 (5) $50,098 $50,713	$231,244 $232,098 $247,713
William E. Begley, Jr. – former Chief Financial Officer (6)	2010 2009 2008	$43,204 – –	$50,000 – –	$0 – –	$678,263 – –	$0 – –	$16,667 – –	$788,134 – –
Susan M. Filipos – Controller and former Interim Chief Financial Officer (7)	2010 2009 2008	$72,917 – –	$0 – –	$0 – –	$115,867 – –	$0 – –	$9,756 – –	$198,540 – –

(1)	The Board of Directors appointed William H. Hastings as the Company’s new President and Chief Executive Officer effective December 11, 2008. Mr. Hastings also serves as a director of the Company and MPAL, but receives no compensation for such Board service.

(2)	The amounts reported in the “Stock Award” and “Option Award” columns represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718.

(3)	Amount reported for Mr. Hastings for 2010 includes payments of: (a) $4,785 life insurance premium; (b) $7,440 disability insurance premium; (c) $6,648 health insurance premium; (d) $8,378 for a leased automobile; and (e) $1,040 for parking.

(4)	Mr. Samela served as the Company’s Chief Financial and Accounting Officer until his resignation from these positions on February 10, 2010.

(5)	Amount reported for Mr. Samela for 2010 includes: (a) $27,300 payment to a SEP-IRA pension plan; (b) a $1,454 life insurance premium payment; and (c) $5,490 of disability insurance premium payments; and (d) $15,000 of health insurance premium payments.

(6)

Mr. Begley served as the Company’s CFO and Treasurer from February 10, 2010 until May 3, 2010, when his employment was terminated pursuant to mutually acceptable terms, including the payment of the equivalent of one month’s salary. Amounts shown for Mr. Begley include his base salary of $43,204 for the period employed by the Company, his sign-on bonus of $50,000, and his one month severance payment of $16,667. Mr. Begley was awarded 800,000 stock options in connection with his appointment as our CFO on February 10, 2010, with an aggregate grant date fair value of $678,263. These options were voided, however, upon his termination of employment on May 3, 2010.

(7)	Ms. Filipos has served as the Company’s Controller since October 1, 2009 and also served as the Company’s Interim Chief Financial Officer from May 3, 2010 until August 2, 2010. Amounts shown for Ms. Filipos include her $72,917 base salary from October 1, 2009 to the end of the fiscal year, the $115,867 aggregate grant date fair value of the stock options awarded to Ms. Filipos on October 1, 2009, $8,676 for health insurance coverage and $1,080 for parking.

Grant of Plan-Based Awards Table

The following grants were made during the 2010 fiscal year to our Named Executive Officers pursuant to the Company’s Stock Incentive Plan:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or base price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
William H. Hastings (1)	-	-	-	-	-	-		-	-	-		-	-
Daniel J. Samela (1)	-	-	-	-	-	-		-	-	-		-	-
William E. Begley, Jr.	2/10/10	-	-	-	-	-		-	-	533,333	(2)	$1.63	$511,874
William E. Begley, Jr.	2/10/10	-	-	-	-	177,778	(3)	-	-	-		$1.63	$166,399
William E. Begley, Jr.	2/10/10	-	-	-	-	88,889	(4)	-	-	-		(4)	$0
Susan M. Filipos	10/1/09	-	-	-	-	-		-	-	150,000		$1.40	$115,867

(1)	Neither of Messrs. Hastings or Samela were awarded any Plan-Based awards during the fiscal year ended June 30, 2010.

(2)	Represents award of 533,333 non-qualified time-based stock options to Mr. Hastings under the Company’s 1998 Stock Incentive Plan, made on February 10, 2010.

(3)	Represents award of 177,778 non-qualified performance stock options to Mr. Begley made on February 10, 2010 The options were to vest in full upon completion of the sale of Company securities in one or more equity capital raising transactions (including convertible debt) that result in aggregate net proceeds to the Company of not less than one hundred million dollars ($100,000,000) but were subsequently voided on May 3, 2010.

(4)	Represents award of 88,889 non-qualified performance stock options to Mr. Begley made on February 10, 2010. The exercise price per share of these options was to be equal to the “fair market value” of a share of Common Stock on the date of the Board’s determination that the performance condition in Section 2(e) of the Mr. Begley’s Option Award Agreement had been satisfied. The options were to vest in full upon the Board’s determination of the attainment of a performance condition related to restructuring and integrating the Company’s finance department but were subsequently voided on May 3, 2010. Under ASC Topic 718, there was no grant date for this option award because of the performance approval condition, so the aggregate grant date fair value of the award was $0.

(5)	The amount shows represents the aggregate grant date fair value of the stock options awarded on each grant date, using either the Monte Carlo pricing model or the Black-Scholes pricing model.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the outstanding stock options awards as of June 30, 2010 under the Stock Incentive Plan for each of our NEOs:

Outstanding Equity Awards at Fiscal Year End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William H. Hastings	625,000 (1)	1,212,500 (1)	–	$1.20	12/11/2018
William H. Hastings	875,000 (2)	–	–	$1.20	12/11/2018
Daniel J. Samela	30,000 (3)	–	–	$1.45	7/1/2014
William E. Begley, Jr. (4)	–	–	–	–	–
Susan M. Filipos	75,000 (5)	75,000	–	$1.40	10/1/2019

(1)	Options are generally granted with a 2-year or a 3-year vesting period and a 10-year term. Options vest in equal annual installments over the vesting period, which is also the requisite service period. Mr. Hastings remaining unvested option shares vest in two equal annual installments, on December 11, 2010 and December 11, 2011.

(2)	Mr. Hastings performance based options cover an additional 875,000 shares and vested in full on March 2, 2010, upon attainment of the specified performance condition.

(3)	In connection with his initial employment by the Company in 2004, Mr. Samela was granted an award of 30,000 options under the Stock Incentive Plan on July 1, 2004, at an exercise price of $1.45 per share. As of July 1, 2007, these options have fully vested. The options expire on July 1, 2014.

(4)	Mr. Begley’s employment with the Company was terminated on May 3, 2010 on mutually acceptable terms, and his option awards were voided on that date.

(5)	In connection with her initial appointment as the Company’s Controller, Ms. Filipos was awarded 150,000 non-qualified stock options, of which 75,000 options vested on October 1, 2010 and another 75,000 options will vest on October 1, 2011, provided Ms. Filipos remains employed by the Company.

Option Exercises and Stock Vested for Fiscal Year Ended June 30, 2010

Because our NEOs did not exercise any stock options during the fiscal year ended June 30, 2010, the “Option Exercises and Stock Vested” table required by Item 402(g) of Regulation S-K has been omitted.

Pension Benefits Table for Fiscal Year Ended June 30, 2010

The following Pension Benefit Table shows certain information with respect to our NEOs under their retirement plan arrangements. Other than the payments described below, the Company has no plans or programs that provide for specified retirement payments or benefits at, following, or in connection with the retirement of Messrs. Hastings, Samela, Begley or Ms. Filipos. Mr. Hastings and Ms. Filipos are eligible, as Company employees, to participate in the Company’s newly adopted 401(k) retirement savings plan, which became effective as of October 15, 2010.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)
William H. Hastings	—	—	—	—
Daniel J. Samela	IRA/SEP account	—	—	$27,300 (1)
William E. Begley, Jr. (2)	—	—	—	—
Susan M. Filipos	—	—	—	—

(1)	Under Mr. Samela’s Employment Agreement, the Company makes an annual contribution of 15% of Mr. Samela’s salary and bonus to a SEP-IRA account for Mr. Samela’s benefit. In fiscal year 2010, this contribution was $27,300. This amount is included in Mr. Samela’s total of $27,300 reported in the “Other Compensation” column in the Summary Compensation Table on page 38.

(2)	Mr. Begley’s employment with the Company terminated on May 3, 2010 on mutually acceptable terms.

Nonqualified Deferred Compensation

Because the Company did not provide our NEOs with any forms of deferred compensation during fiscal 2010, the “Nonqualified Deferred Compensation” table required by Item 402(i) of Regulation S-K has been omitted.

Post Termination Payments and Benefits

The tables below reflect the amount of compensation payable to each of Mr. Hastings, Mr. Samela, Mr. Begley, and Ms. Filipos in the event of termination of their respective employment by the Company and MPAL under various circumstances. The amount of compensation payable upon resignation, retirement, disability, death, termination for cause and termination without cause (and in the cases of Mr. Hastings and Mr. Samela, for good reason following a change in control of the Company), of each NEO is estimated below. In the case of Mr. Hastings and Mr. Samela, the amounts shown in the table assume that their employment with the Company was terminated as of June 30, 2010. Mr. Begley served as our Chief Financial Officer and Treasurer from February 10, 2010 until May 3, 2010, when his employment was terminated on mutually acceptable terms. Accordingly, the table shows actual termination payments made to Mr. Begley, as permitted by SEC rules and regulations.

William H. Hastings

Benefit	Death or Disability	Termination for Cause	Termination By Mr. Hastings	Termination for Good Reason or by the Company Without Cause
Severance Payment	$12,000 (1)	$12,000 (1)	$12,000 (1)	$1,076,186 (2)
Medical Coverage	$0	$0	$0	$0
Insurance Benefits	(3)	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	$763,875 (4)
Other Benefits	$0	$0	$0	$0
Total:	$12,000	$12,000	$12,000	$1,840,061

(1)	Represents the value of accrued unused vacation pay.

(2)	Represents a severance payment to Mr. Hastings equal in value to Mr. Hastings’ base salary payable from the entire period from July 1, 2010 to December 11, 2013, calculated at an annual base salary amount of $312,000 per year as reported in the Summary Compensation Table, in accordance with Mr. Hastings’ employment agreement.

(3)	Under his employment agreement, if Mr. Hastings’ employment is terminated by reason of his “disability” as defined in the agreement, Mr. Hastings will receive disability benefits paid pursuant to a disability insurance policy obtained by the Company for Mr. Hastings. If at any time prior to December 11, 2013, Mr. Hastings fails to qualify for the continued receipt of disability payments pursuant to the policy, then the Company will make monthly payments to Mr. Hastings to replace his payments under the disability insurance for the lesser of 24 months or the number of months remaining prior to December 11, 2013, the fifth anniversary of Mr. Hastings’ commencement of employment.

(4)	Under his two option agreements, if Mr. Hastings’ employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason,” then his 1,212,500 unvested Option shares will accelerate and fully vest. Based on applicable SEC rules and regulations, Mr. Hastings would have received $763,865 as compensation related to such acceleration and vesting, which was calculated based on the difference between the $1.20 exercise price of each option and $1.83, the fair market value of a share of our Common Stock on June 30, 2010.

Daniel J. Samela

Benefit	Death or Disability	Termination for Cause	Termination Without Cause	Following a “Change in Control”
				Termination for Good Reason	Termination by Company Within 2 Years	Termination for Good Reason or by Company Following 2 Years
Severance Payment	$7,000 (1)	$7,000 (1)	$561,000 (2)	$561,000 (2)	$561,000 (2)	$187,000 (3)
Medical Coverage	$0	$0	$0	$45,000	$45,000	$0
Insurance Benefits	$0	$0	$0	$0	$0	$0
Equity Award Acceleration	$0	$0	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0	$0	$0
Total:	$7,000	$7,000	$561,000	$606,000	$606,000	$187,000

(1)	represents value of accrued unused vacation pay.

(2)	represents a severance payment of three times the sum of (a) $182,000, which is Mr. Samela’s current base salary and (b) $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

(3)	represents a severance payment in an amount equal to $182,000, Mr. Samela’s current base salary, plus $5,000, which is the average of Mr. Samela’s bonus awarded during the prior three years.

William E. Begley, Jr.

On May 3, 2010, the Company ended the employment of Mr. Begley as its CFO and Treasurer, pursuant to mutually acceptable terms. Under SEC reporting rules, the table below sets forth only the termination benefits that were actually provided to Mr. Begley by the Company.

Benefit	Termination by the Company Without Cause
Severance Payment	$16,667
Medical Coverage	0
Insurance Benefits	0
Equity Award Acceleration	0
Other Benefits	0
Total:	$16,667

Susan M. Filipos

Benefit	Death or Disability	Termination for Cause	Termination Without Cause
Severance Payment	0	0	$100,000 (1)
Medical Coverage	0	0	0
Insurance Benefits	0	0	0
Equity Award Acceleration	0	0	0
Other Benefits	0	0	0
Total:	$0	$0	$100,000

(1)	represents a severance payment equal in amount to $100,000, which is one year’s salary for Ms. Filipos.

Compensation Committee Interlocks and Insider Participation

The only officer or employee of the Company or any of its subsidiaries, or former officers or employees of the Company or any of its subsidiaries, who participated in the deliberations of the Board concerning executive officer compensation during the fiscal year ended June 30, 2010 was Mr. Hastings, who provided input and advice to the CNG Committee regarding the compensation of other current and former officers of the Company. None of Messrs. Hastings, Samela, Begley, Lafargue or Ms. Filipos participated in any discussions or deliberations regarding their own compensation.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options and rights under the Company’s 1998 Stock Incentive Plan as of June 30, 2010.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c) (#)
Equity compensation awards under the Stock Incentive Plan approved by security holders	3,880,000	$1.26	800,000 (1)
Equity compensation awards under the Stock Incentive Plan not approved by security holders (2)	700,000	$2.24	—

(1)	On August 2, 2010, the Board awarded the remaining 800,000 shares available under the Stock Incentive Plan to Antoine J. Lafargue, its new CFO and Treasurer, as non-qualified stock options.

(2)	On September 13, 2010, the Board approved an amendment to the Stock Incentive Plan to increase the number of shares of Common Stock reserved for future issuance as awards under the Stock Incentive Plan from 5,205,000 to 7,205,000, an increase of 2,000,000 shares. The Company is seeking shareholder approval for this increase to the share reserve for the Stock Incentive Plan at the 2010 Annual Meeting, see Proposal No. 4 below. Of the 2,000,000 share increase, 700,000 shares have been reserved for issuance pursuant to option awards made to 6 of our directors on April 1, 2010. See page 11, Footnote 12. As of October 26, 2010, there were 4,680,000 shares subject to issuance upon exercise of outstanding options under our Stock Incentive Plan referred to in the table above, at a weighted average exercise price of $1.36 and with a weighted average remaining life of 8.5 years. As of October 26, 2010, there were 208,334 shares subject to outstanding restricted stock awards that remain subject to forfeiture pursuant to the terms of the Stock Incentive Plan. As of October 26, 2010, there were no shares approved by our shareholders that are available for future issuance under the Stock Incentive Plan.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER

OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

Overview

The Board on September 13, 2010 unanimously adopted resolutions approving and declaring the advisability of an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of the Company’s Common Stock by one hundred million shares (100,000,000), from two hundred million shares (200,000,000) to three hundred million shares (300,000,000) (the “Common Stock Amendment”). The Board has determined that the proposed Common Stock Amendment is in the best interests of the Company and its shareholders, and recommends that the shareholders approve the Common Stock Amendment, for the reasons set forth below.

The complete text of the Common Stock Amendment to our Restated Certificate is set forth in Appendix A to this proxy statement, which you should read carefully and is hereby incorporated by reference in its entirety. Such text is however subject to revision for such changes as may be required by the Delaware Department of State and other changes consistent with this proposal that we may deem necessary or appropriate.

Background; Rights of the Common Stock

In December 2000, the shareholders approved an amendment to our Restated Certificate to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The additional shares of Common Stock for which authorization is being sought would be identical to the shares of Common Stock authorized prior to approval of the proposed Common Stock Amendment. Under the Company’s Restated Certificate, each share of Common Stock is entitled to one (1) vote per share on all matters coming before the holders of Common Stock, in accordance with the requirements of Delaware law. Holders of Common Stock are also entitled to receive dividends as declared by the Board of Directors. All shares of outstanding Common Stock are fully paid and non-assessable. Under the Company’s Restated Certificate, holders of Common Stock have no preemptive rights with respect to any offering by the Company of additional shares of Common Stock or any security convertible into Common Stock. This provision cannot be changed without the vote of holders of a majority of the then outstanding shares of Common Stock. This provision will continue to apply to the additional shares of Common Stock authorized by the proposed Common Stock Amendment. The Company’s Bylaws provide for a Board consisting of eight (8) directors. The directors are divided into three classes, I, II and III, in which each class is to be elected for a three-year term at successive annual meetings. This Board structure may significantly extend the time required to effect a change in control of the Board of Directors and may, thereby, discourage hostile takeover bids for the Company.

Current Amount of Authorized Common Stock

As of October 26, 2010, the Company’s authorized capital stock currently consists of 200,000,000 shares of Common Stock, par value $.01 per share. Common Stock is the only class of capital stock currently authorized by the Restated Certificate, i.e. no preferred stock is presently authorized for issuance by the Company. As of October 26, 2010, there were:

(i) 52,335,977 shares of Common Stock issued and outstanding;

(ii) 4,680,000 shares reserved for issuance for all outstanding stock options previously awarded pursuant to the Stock Incentive Plan which amounts have been approved by our shareholders;

(iii) 700,000 shares reserved for issuance as stock options to certain of our directors which were awarded on April 1, 2010 but which are subject to shareholder approval of this Proposal No. 4;

(iv) 4,347,826 shares reserved for issuance to YEP, pursuant to the amended and restated Warrant Agreement with YEP, dated March 11, 2010, and

(v) 5,200,000 shares reserved for issuance to YEP or one or more of its affiliates pursuant to the Securities Purchase Agreement between the Company and YEP, dated August 5, 2010.

These shares and reserved shares total 67,263,803 in the aggregate.

Rationale for the Common Stock Amendment

The Board believes that the number of shares of the Company’s Common Stock presently available for future issuance under the Restated Certificate could be insufficient, and has therefore proposed to increase the number of authorized shares to ensure that the Company has the flexibility to issue shares for general corporate purposes, without further shareholder approval except as may be required by applicable law, regulation or stock exchange rules. If additional shares of Common Stock are available, transactions dependent upon the issuance of additional shares would be less likely to be impeded or undermined by delays and uncertainties occasioned by the need to obtain prior shareholder authorization. The ability to issue additional shares of our Common Stock, as deemed in the Company’s best interests by the Board, may also permit the Company to avoid expenses incurred in holding special shareholders’ meetings in the future. The Company may issue shares in the future in connection with, among other things, equity financings, acquisitions, equity incentives for employees, and payments of stock dividends, stock splits or other recapitalizations.

The Company does not presently have any intention, plan, understanding, arrangement or agreement to issue any the additional shares of Common Stock, other than pursuant to the share reservations and transactions described under “Current Amount of Authorized Common Stock” above. The proposal to increase the number of shares of authorized Common Stock is not being made by the Board in response to any efforts by any party to acquire or gain control of the Company and the Board is not currently aware of any such efforts.

Effects of the Proposed Amendment

In addition to the above corporate purposes, an increase in the number of authorized shares of the Company’s Common Stock could be used to make it more difficult to, or discourage an attempt to, obtain control of the Company by means of a takeover bid that the Board determines is not in the best interests of the Company and its shareholders. The authorization to issue the additional shares of Common Stock would provide management with an increased capacity to counter the efforts of an unfriendly takeover bid by issuing securities to others who are friendly or desirable to management. Additionally, the issuance of additional shares of Common Stock by the Company could have the effect of diluting existing shareholder earnings per share, book value per share and voting power. The amendment to the Restated Certificate, if approved, could strengthen the position of management and may make the removal of management more difficult, even if removal would be generally beneficial to the Company’s shareholders. However, the submission of the proposed Common Stock Amendment is not a part of any present plan by the Company’s management to render the takeover of the Company more difficult. The proposed amendment to the Restated Certificate is not the result of management’s knowledge of any specific effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer or proxy solicitation.

Reservation of Authority by the Board

Under its September 13, 2010 Board resolutions, the Board has reserved the right granted to it under the Delaware General Corporation Law, notwithstanding shareholder approval of this Proposal 2, and without any further vote or other action by our shareholders, to abandon the Common Stock Amendment if, at any time prior to filing the Certificate of Amendment with the Department of State of the State of Delaware, the Board, in its sole discretion, determines that this amendment is no longer in the best interests of the Company and its shareholders.

Effective Date of the Common Stock Amendment

If Proposals 2 and 3 (Approval of an Amendment to the Restated Certificate to Authorize a Class of Preferred Stock) are approved by the Company’s shareholders, then the amendment to our Restated Certificate attached hereto as Appendix A will become effective upon the filing of the Certificate of Amendment with the Department of State of Delaware in accordance with the General

Corporation Law of the State of Delaware, which the Company expects to occur promptly after the 2010 Annual Meeting. If only one of Proposals 2 and 3 are approved, then the Certificate of Amendment will be filed as set forth above, but the language implementing the unapproved Proposal shall be removed from the Certificate of Amendment prior to such filing.

Vote Required For Approval; Recommendation of the Board

Approval of Proposal 2 – the amendment to our Restated Certificate to increase the number of authorized shares of the Company’s class of common stock – will require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, provided that a quorum exists.

An abstention on this proposal or a broker-non-vote will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 2 – TO AMEND THE RESTATED CERTIFICATE TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 200,000,000 SHARES TO 300,000,000 SHARES.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF

INCORPORATION TO AUTHORIZE A CLASS OF PREFERRED STOCK

Overview

The Board on September 13, 2010 unanimously adopted resolutions approving and declaring the advisability of an amendment to the Company’s Restated Certificate to authorize a class of fifty million (50,000,000) shares of preferred stock, having no par value (the “Preferred Stock Amendment”). The Board has determined that the Preferred Stock Amendment is in the best interests of the Company and its shareholders, and recommends that the shareholders approve the Preferred Stock Amendment, for the reasons set forth below.

As noted under Proposal 2 above, the Company’s authorized capital stock currently consists of 200,000,000 shares of Common Stock, par value $.01 per share. Common Stock is the only class of capital stock currently authorized by the Restated Certificate, i.e. no preferred stock is presently authorized for issuance by the Company. As of October 26, 2010, there were 52,335,977 shares of Common Stock issued and outstanding and 14,927,826 shares of Common Stock reserved for future issuance for various purposes, including 4,680,000 shares reserved for issuance pursuant to the Company’s Stock Incentive Plan.

The Preferred Stock to be authorized is commonly referred to as “de-clawed blank check preferred stock.” As such, the Preferred Stock would be available for issuance without further action by our shareholders, except as may be required by Delaware law or other applicable laws or rules. The Board has determined that the preferred stock will have limited voting rights and will not be used specifically for anti-takeover purposes.

The complete text of the Preferred Stock Amendment to our Restated Certificate is set forth in Appendix A to this proxy statement, which you should read carefully and is hereby incorporated by reference in its entirety. Such text is however subject to revision for such changes as may be required by the Delaware Department of State and other changes consistent with this proposal that we may deem necessary or appropriate.

Rationale for the Preferred Stock Amendment; Purposes of the Preferred Stock

The Board of Directors has considered carefully the existing capital structure of the Company. After this review, the Board of Directors unanimously determined that the creation of a class of Preferred Stock, structured as “de-clawed preferred”, is in the best interests of the Company and its shareholders at this time, for several reasons.

First, the authorization of Preferred Stock will supplement our authorized Common Stock by creating an undesignated class of Preferred Stock to increase our flexibility in pursuing our strategic objectives. Future uses of the Preferred Stock may include, without limitation, issuance for cash as a means of raising capital for use by the Company, issuance as all or part of the consideration to be paid by the Company for acquisitions of other businesses or assets, and issuance as part of a joint venture or strategic alliance. Second, Preferred Stock may also be useful in connection with stock dividends, equity compensation plans or other proper corporate actions. The Board has in the past, and will in the future, evaluate such opportunities and consider different capital structuring alternatives designed to advance our business strategy as we grow our business operations. Third, the Board believes that having the authority to issue preferred stock will enable us to develop equity securities with terms tailored to specific purposes and to avoid the possible delay associated with, and significant expense of, calling and holding a special meeting of our shareholders each time the Board wished to authorize the Company to issue Preferred Stock. Fourth, the Board believes that such enhanced ability to respond to opportunities and to favorable capital market conditions before the opportunity or conditions pass is in the best interests of our Company and its shareholders. Finally, recent economic developments have adversely affected the capital markets and the availability of capital. The Board also considered these developments in concluding that the Company would benefit from the flexibility afforded from having Preferred Stock as one of a range of capital financing alternatives available to the Company under the Restated Certificate.

The Company does not presently have any intention, plan, understanding, arrangement or agreement to issue any shares of Preferred Stock. The creation and authorization of a class of Preferred Stock is not in response to any efforts by any party to acquire or gain control of the Company and the Board is not currently aware of any such efforts.

If the shareholders approve and adopt the Preferred Stock Amendment, then: (i) the Company will amend the Restated Certificate to create a class of Preferred Stock consisting of 50,000,000 shares; (ii) the Company will be able to issue the Preferred Stock in one or more series at such time or times and for such consideration as the Board may in the future determine; and (iii) the Board will be authorized to determine the number of shares of each series of Preferred Stock, and to determine the voting powers, designations, preferences, relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof (including such series’ redemption rights, dividend rights, liquidation preferences, and conversion rights).

Description of the “De-Clawed” Preferred Stock

The Board intends only to issue so-called “de-clawed” Preferred Stock. This means that the Board has determined that: (i) the Company will not issue any shares of Preferred Stock with voting rights greater than one vote per share, and the shares of Preferred Stock will not vote as a separate class or series except where required by Delaware law; and (ii) the Company will not issue, without prior shareholder approval, any series of Preferred Stock for any defensive or anti-takeover purpose or with features specifically intended to deter, delay or prevent a change in control of the Company. Notwithstanding the foregoing, the Board may, in exercising its fiduciary duty, determine that (i) it is in the best interest of the Company and the shareholders to adopt a shareholder rights plan, also known as a poison pill (a “Rights Plan”), without the delay that would result from having to seek prior shareholder approval and (ii) adopt such a Rights Plan. In such an event, the Board will seek shareholder ratification of the Rights Plan within twelve (12) months of such adoption. If the shareholders do not ratify the Rights Plan, the Board will promptly terminate the Rights Plan. If the Board adopts the Rights Plan under such circumstances, the adoption of the Rights Plan will be approved only by the independent directors of the Board.

However, within these limits, the Board may issue Preferred Stock for future acquisitions, joint ventures, strategic alliances or capital raising transactions that could also have the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the Board were to issue additional Common Stock for such purposes. Under Delaware law, a separate class or series vote of Preferred Stock is required to amend the Restated Certificate to take certain specified actions that would adversely affect the outstanding shares of Preferred Stock or a particular series of Preferred Stock. Subject to the limitations described above, the Preferred Stock would have such voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board may designate for each class or series issued from time to time. The Board is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding.

The Preferred Stock would be available for issuance without further action by the shareholders, except as may be required by Delaware law, or other applicable laws or rules. For example, under the rules and policies of the NASDAQ Stock Market, shareholder approval is required for any potential issuance of 20% or more of our outstanding shares of common stock (including upon conversion of convertible Preferred Stock) in connection with certain acquisitions or discounted private placements.

The Board believes that the authorization of Preferred Stock with the above limitations is consistent with sound corporate governance principles while enhancing the Company’s ability to take advantage of financing alternatives, joint ventures, strategic alliances and acquisition opportunities as the Company works to implement its growth plan and strategic objectives.

Effect of the Preferred Stock upon Holders of Our Common Stock

The creation and authorization of the class of Preferred Stock would not, in and of itself, have any effect on the rights of the holders of Common Stock. The actual effect of the issuance of any shares of Preferred Stock upon the rights of holders of the Common Stock cannot be stated until the Board determines the specific rights of the holders of such Preferred Stock. The Board will have authority to, among other things, establish the number of shares constituting a series, dividend rights, voting rights (but limited to no more than one vote per share of Preferred Stock), conversion or exchange privileges, redemption features, sinking fund provisions, and rights in the event of a voluntary or involuntary liquidation or dissolution.

The effects of the issuance of Preferred Stock upon holders of our Common Stock may include, among other things: (i) restricting our ability to declare dividends on the Common Stock, although we have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property; (ii) restricting our ability to repurchase outstanding Common Stock; (iii) diluting the voting power of our Common Stock, although the shares of Preferred Stock may not have more than one vote per share; (iv) by issuing Common Stock, upon the conversion of the Preferred Stock, at a price below the fair market value or original issue price of the Common Stock that is outstanding prior to such issuance; and (v) reducing the market price of our Common Stock, or (vi) impairing the liquidation rights of the Common Stock, without further action by the shareholders. Holders of our Common Stock will not have preemptive rights with respect to the Preferred Stock.

Anti-Takeover Effects of the Creation and Authorization of Preferred Stock

The creation and authorization of Preferred Stock, and the issuance thereof, could (i) deter potential acquirers (hostile or otherwise) from initiating proxy contests, tender offers, or other attempts to obtain control of or to acquire a company (each a “Change of Control Transaction”), (ii) delay a Change of Control Transaction, or (iii) prevent a Change of Control Transaction. For example:

•

Preferred Stock could be issued to increase the number of outstanding shares entitled to vote on a Change of Control Transaction, thereby increasing the number of votes required to approve a Change of Control Transaction or to otherwise obtain control of the Company;

•

Preferred Stock could be issued to implement a Rights Plan, which could dilute a potential acquirer’s ownership of the Company, thereby making a Change of Control Transaction more expensive for the potential acquirer;

•

Preferred Stock (with specified voting, conversion, or other rights, preferences or privileges) could be issued to a friendly investor, which could make it difficult for the potential acquirer to replace the Board or gain voting control of the Company; and

•	Preferred Stock (with a significant liquidation preference) could be issued to make a Change of Control Transaction more expensive for the potential acquirer.

Because a Change of Control Transaction may provide a premium for shareholders’ shares of Common Stock, the creation and authorization of Preferred Stock, and the issuance thereof, could adversely affect the ability of shareholders to obtain such a premium.

Anti-Takeover Effects of Existing Provisions in the Certificate of Incorporation and By-Laws

Existing provisions in the Restated Certificate and the Company’s Amended and Restated By-Laws (the “By-laws”) may also have the effect of deterring, delaying or preventing a Change of Control Transactions, even where the shareholders may consider such a transaction to be favorable. These provisions include:

•	a requirement that a majority vote of shareholders must be obtained and “cause” must be established to remove a director;

•	a requirement that only the directors may fill Board vacancies prior to the next Annual Meeting of shareholders;

•	a requirement that the shareholders may not call a special meeting of shareholders except as required by statute;

•	advance notice requirements for proposing matters that can be acted on by shareholders at a shareholder meeting;

•	a requirement for a supermajority vote of the shareholders to amend or repeal the By-Laws; and

•	a limitation that the shareholders may only increase the size of the Board by amending the By-Laws.

The Company’s Restated Certificate and By-Laws do not provide for cumulative voting for directors.

Applicability of Section 203 of the Delaware General Corporation Law

The Company will continue to be subject to Section 203 of the Delaware General Corporation Law without regard to whether the proposed Common Stock Amendment or the Preferred Stock Amendment are approved by our shareholders. Section 203 generally provides that the Company cannot engage in any “business combination” (as defined in Section 203) with any “interested shareholder” (as defined in Section 203) for a period of three (3) years following the time that such shareholder became an interested shareholder, unless (i) prior to such time the Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (as determined in accordance with Section 203), or (iii) at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders (not by written consent) by the affirmative vote of at least 66  2/3% of the outstanding voting stock that is not owned by the interested shareholder.

Reservation of Authority by the Board

Under its September 13, 2010 Board resolutions, the Board has reserved the right granted to it under the Delaware General Corporation Law, notwithstanding shareholder approval of this Proposal 3, and without any further vote or other action by our shareholders, to abandon the Amendment if, at any time prior to filing such Certificate of Amendment with the Department of State of the State of Delaware, the Board, in its sole discretion, determines that this amendment is no longer in the best interests of the Company and its shareholders.

Effective Date of the Preferred Stock Amendment

If Proposals 2 (Approval of an Amendment to Increase the Number of Shares of the Company’s Common Stock) and 3 are approved by the Company’s shareholders, then the amendment to our Restated Certificate attached hereto as Appendix A will become effective upon the filing of the Certificate of Amendment with the Department of State of Delaware in accordance with the General Corporation Law of the State of Delaware, which the Company expects to occur promptly after the 2010 Annual Meeting. If only one of Proposals 2 and 3 are approved, then the Certificate of Amendment will be filed as set forth above, but the language implementing the unapproved Proposal shall be removed from the Certificate of Amendment prior to such filing.

Vote Required For Approval; Recommendation of the Board

Approval of Proposal 3 – the amendment to our Restated Certificate to authorize a class of preferred stock – will require the affirmative vote of a majority of the issued and outstanding shares of our Common Stock, provided that a quorum exists.

An abstention on this proposal or a broker-non-vote will not constitute an affirmative vote and therefore will have the same effect as a vote against this Proposal. Therefore, it is critically important that you vote your shares either in person at the Annual Meeting or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 3 – TO AMEND THE RESTATED CERTIFICATE TO AUTHORIZE A CLASS OF PREFERRED STOCK CONSISTING OF 50,000,000 SHARES.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO SECTION 2 OF

THE COMPANY’S 1998 STOCK INCENTIVE PLAN

Background

For the purpose of aiding the Company and its subsidiaries in attracting, retaining and motivating personnel and encouraging stock ownership by employees, the Company has maintained some form of stock option plan for employees since 1989. The Company’s current equity compensation program, known as the “Magellan Petroleum Corporation 1998 Stock Option Plan” (the “Option Plan”) was originally adopted by the Board of Directors in December 1997 and approved by shareholders at the annual meeting held on December 2, 1998. As originally adopted, the Plan permitted the granting of up to 1,000,000 shares of our Common Stock in the form of stock options and stock appreciation rights (“SARs”) to the directors, officers, key employees and consultants. The Option Plan was amended by the Board on October 24, 2007 in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

On December 11, 2008, the Board amended and restated the Option Plan and renamed the Option Plan the “Magellan Petroleum Corporation 1998 Stock Incentive Plan” (the “Plan”). On March 19, 2009, the Board further amended the Plan to provide that the number of shares of Common Stock reserved for issuance pursuant to Awards made under the Stock Incentive Plan shall be a total of 5,205,000 shares. On May 27, 2009, the Company’s shareholders approved the following amendments to the Plan:

•	the amount of shares reserved for issuance pursuant to awards made under the Plan was increased by 4,205,000 shares, to a maximum of 5,205,000 shares;

•	the powers and duties of the Committee to administer the Plan were clarified;

•

the Committee was authorized to make awards of shares of restricted Common Stock, which awards may vest based on a participant’s continued service to the Company, its subsidiaries or affiliates, or upon the satisfaction of performance measures;

•	the Plan now provides for annual awards of Common Stock to the non-employee directors of the Company; and

•

the Committee was authorized to make awards of shares of Common Stock, options, SARs or restricted Common Stock that vest upon the satisfaction of pre-defined corporate performance measures identified by the Committee.

Plan Amendment

On September 13, 2010, the Board amended the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 2,000,000 shares, to a new aggregate total of 7,205,000 shares (the “Plan Amendment”). The Board adopted resolutions directing the Company to submit the Plan Amendment to the Company’s shareholders, in accordance with the requirements of Delaware law and the listing rules and regulations of the Nasdaq Stock Market, Inc. On September 27, 2010, the Board adopted a technical amendment to Section 15 of the Plan, see “Change of Control” below.

This Proposal No. 4, if approved by the shareholders, would authorize the continued operation of the Stock Incentive Plan, as amended and restated on September 13, 2010, for the next several years. If the Plan Amendment is approved by our shareholders, the Company will prepare an amended and restated version of the Plan, which will be filed with the Company’s quarterly report on Form 10-Q for the quarter ending December 31, 2010.

As of October 20, 2010, the closing price of one share of Common Stock on the Nasdaq Stock Market, Inc. was $2.04.

Summary of the Plan

The following summarizes the material features of the Plan, for which the Company has reserved 7,205,000 shares of its Common Stock. The full text of the Amendment to Section 2 of the Plan is set forth below under the heading “Text of the Plan Amendment.”

Purpose of the Plan; Shares Authorized for Issuance

The purpose of the Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, directors and consultants whose past, present and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The various types of awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. The Board believes that the Plan should be amended to increase the number of shares authorized for issuance in order to enable the Company to continue to provide stock-based awards to officers, employees, directors and consultants who have been responsible for the Company’s financial success and who will help the Company to achieve its strategic goals in the future.

As of December 11, 2008, there were 295,000 shares remaining available for issuance as Awards under the Plan, and 530,000 shares were reserved for awards made previously to the Company’s officers and directors that were outstanding as of such date. At its December 11, 2008 meeting, the Board approved an amendment to the Plan to increase the number of shares available for issuance as awards under the Plan by 5,800,000 shares, to a new maximum of 6,800,000 shares. Subsequently, on March 19, 2009, the Board further amended the Plan to reduce the number of shares available for issuance as awards under the Plan from 6,800,000 to 5,205,000, a reduction of 1,595,000 shares.

Since May 27, 2009, the Company has made a series of awards of stock options and other equity awards under the Plan. As a result, there are insufficient shares remaining under the Plan to make awards of shares to non-employee directors as of July 1, 2010. At its June 23, 2010 meeting, the Board approved changes to Section 9 of the Plan to permit the CNG Committee to grant an annual Common Stock Award (“Stock Award”) to each non-employee Director of the Company on either July 1st or on the date of the subsequent annual stockholder meeting (each a “Grant Date”). The Board amended the Directors’ Compensation Policy to (i) permit Stock Awards to non-employee directors on any one of the Grant Dates; (ii) state that the number of shares comprising a Stock Award on a Grant Date shall be based on the closing price of the Common Stock on the prior business day; and (iii) permit a Stock Award to be made to each non-employee director on the date of the annual shareholder meeting based on the number of shares calculated on July 1st (up to a maximum of 15,000 shares for each director, with any difference in the value of the shares and $35,000 to be paid in cash) to the extent that there is an insufficient number of shares available as of that date to make a Stock Award to each non-employee director; provided however, that any such Stock Award shall only be granted consistent with the provisions of the Plan and applicable law.

On April 1, 2010, the Board approved awards of an aggregate of 700,000 non-qualified stock options to Messrs. Basso, McCann, Mollah, Pettirossi, West and Wilson. The stock options are expressly conditioned upon the receipt of shareholder approval of this Proposal No. 4 – the replenishment of the share reserve for the Plan. If shareholders do not approve this Proposal No. 4, these option awards will be voided. On August 2, 2010, the Board awarded Mr. Lafargue, our new CFO and Treasurer, non-qualified stock options covering an aggregate of 800,000 shares of Common Stock, see “Compensation Discussion & Analysis – Equity-Based Compensation,” above. On September 13, 2010, the Board further amended the Plan to increase the number of shares available for issuance as awards under the Plan from 5,205,000 to 7,205,000, an increase of 2,000,000 shares, see “Plan Amendment,” above.

As of October 26, 2010, there were 4,680,000 stock options outstanding of which 2,230,000 were fully vested and exercisable. If all of these options, including the 700,000 options awarded to our directors on April 1, 2010, which total 5,380,000 in the aggregate, were exercised these shares would represent approximately 10.28% of our issued and outstanding shares of Common Stock. As of October 26, 2010, there were no further shares of Common Stock available for future grants under the Plan.

The Board took this action after discussions with management and representatives of YEP, the Company’s strategic investor. If approved by shareholders, the 7,205,000 reserved share amount would represent:

•	approximately 13.76% of the Company’s 52,335,977 currently issued and outstanding shares; and

•	approximately 12.71% of the total issued and outstanding shares, assuming that YEP were to exercise its warrants to acquire an additional 4,347,826 shares of the Company’s Common Stock; and

•

approximately 11.74% of the total issued and outstanding shares, assuming that YEP were to exercise its warrants to acquire an additional 4,347,826 shares of the Company’s Common Stock and also assuming that all of the 4,680,000 stock options currently outstanding are exercised in full.

The Board believes that the 7,205,000 share reservation is consistent with the percentage of shares reserved for issuance under equity compensation plans of other similarly-situated public companies.

If Proposal 4 is approved by shareholders, going forward, there will be a total 1,300,000 shares (not counting the 700,000 option awards made to certain directors on April 1, 2010) of Common Stock reserved for use by the CNG Committee and the Board for future awards to the Company’s directors, officers, employees and consultants. The Board and management believe that this amount will be sufficient for the Company’s equity compensation needs for the next several years. Shares subject to awards granted under the Plan which are subsequently forfeited, expire unexercised or are otherwise not issued will not be treated as having been issued for purposes of the share limitation.

Text of the Plan Amendment

At its meeting held on September 13, 2010, the Board approved the following resolution and text of the amendment to Section 2 of the Stock Incentive Plan (with new text underlined and the deleted text shown with ~~strikeouts~~):

RESOLVED: That Section 2 (“Stock Subject to the Plan”) of the Magellan Petroleum Corporation 1998 Stock Incentive Plan, be replaced, in its entirety, with the following new Section 2, to read as follows:

2. STOCK SUBJECT TO PLAN.

There shall be reserved for issuance or transfer upon the exercise of all Awards to be granted from time to time under the Plan an aggregate of ~~5,205,000 shares~~ Seven Million, Two Hundred and Five Thousand (7,205,000) shares of the Company’s common stock, one cent par value (the “Stock”), representing an increase of Two Million (2,000,000) shares from the amount previously authorized by the shareholders of the Company, which shares may be in whole or in part authorized and unissued shares of stock or issued shares of stock which shall have been reacquired by the Company, as the Board of Directors shall from time to time determine. For the purposes of this Section 2, a share of Stock shall be deemed issued or transferred upon the exercise of any SAR. If any Award granted under the Plan shall expire, be surrendered to the Company or terminate for any reason without having been exercised in full, the shares of Stock subject thereto that have not been issued or transferred or deemed issued or transferred shall again be available for the purposes of the Plan.

Administration by the CNG Committee

The Plan will be administered by the CNG Committee of the Board, consisting of at least two members of the Board. The CNG Committee is comprised of at least two directors of the Company who qualify as independent directors under the listing standards of the Nasdaq Stock Market, Inc. and other applicable standards. The CNG Committee will have the general authority to interpret the provisions of the Plan and adopt such rules as it deems necessary or desirable for the administration of the Plan. Its further functions will involve such matters as the selection of employees, officers, directors, and consultants who will participate in the Plan subject to the terms of the Plan and the determination of the size, type, and terms of awards made to such persons.

The granting of awards pursuant to the Plan is discretionary with the CNG Committee, and nothing in the Plan may be deemed to give any employee the right to participate in the Plan or receive awards thereunder. The granting of Awards to any employee does not impose upon the Company any obligation to employ or continue to employ the employee. In addition, the right of the Company to terminate the employment of any employee is not diminished by reason of the fact that an award has been granted to such person. Each Award granted under the Plan will be embodied in a written Award agreement.

Non-Qualified Stock Options

The Plan provides for the grant of non-qualified stock options to purchase shares of Common Stock subject to terms as determined by the CNG Committee and evidenced in a form also determined by the CNG Committee. The purchase price of each option may not be less than the fair market value of the Common Stock on the date of grant. Unless determined otherwise by the CNG Committee or in an option agreement, options will vest over a three-year period. The Plan also includes provisions for the cashless exercise of options. The options, which are nontransferable except as specified in the Plan, can have a maximum period of ten years, and may expire earlier in the event that the optionee dies, becomes disabled, in the case of employees, employment with the Company is terminated, or in the case of directors, consultants or others, service with the Company is terminated.

Stock Appreciation Rights

The Plan also provides for the grant of SARs subject to terms as determined by the CNG Committee and evidenced in a form also determined by the CNG Committee. SARs may be granted alone, simultaneously with a grant of options under the Plan, or subsequent to a grant of options under the Plan. The exercise price of each SAR granted alone may not be less than the fair market value of one share of the Common Stock on the date of grant. SARs granted simultaneously with or subsequent to a grant of options have the same exercise price as the related option, but are exercisable only when the fair market value of Common Stock subject to the SAR and related option exceeds the exercise price thereof. Unless determined otherwise by the CNG Committee or in a SAR agreement, SARs will vest over a three-year period. SARs, which are nontransferable except as specified in the Plan, can have a maximum period of ten years, and are deemed exercised at the end of ten years if the fair market value of the Common Stock exceeds the exercise price. SARs may expire earlier in the event that the participant dies, becomes disabled, in the case of employees, employment with the Company is terminated, or in the case of directors, consultants or others, service with the Company is terminated.

Restricted Stock Awards

The Plan also authorizes the Committee to grant awards of restricted Common Stock (“Restricted Stock”). Awards of Restricted Stock consist of shares of Common Stock that are subject to restrictions on transfer and subject to such conditions, including a Company right during a specified period of time to require forfeiture by the participant of such shares of Restricted Stock upon the participant’s termination of employment with the Company, subsidiary or affiliate or cessation of service as a director of, or consultant to, the Company, as the case may be, as the CNG Committee may determine. The Committee may, in its discretion, waive any or all restrictions and/or conditions contained in the Restricted Stock Award Agreement (“Award Agreement”) and may also grant Restricted Stock without any restrictions or conditions whatsoever. Upon acceptance of an award of Restricted Stock, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to non-transferability and Company forfeiture rights and subject to any other conditions contained in the Award Agreement. The CNG Committee shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the non-transferability of the Restricted Stock and the Company’s forfeiture rights with respect thereto shall lapse. Awards of Restricted Stock may also be designated as Performance Awards and be subject to the performance criteria and other requirements described below.

Annual Stock Awards to Non-Employee Directors

Effective May 27, 2009, Section 9 was added to the Plan. Under this section, beginning on July 1, 2009 and on each July 1st thereafter during the term of the Plan, each person then serving as a non-employee director of the Company shall automatically receive a Stock Award consisting of that number of whole shares of Common Stock obtained by dividing 50% percent of the annual retainer amount then in effect by the fair market value of a share of Common Stock as of the Grant Date, in each case rounded upward to the nearest number of whole shares. These Stock Awards were granted in July 2009 in conjunction with the remaining cash portion of any annual retainer otherwise payable annually to our non-employee directors. The exact amount of the annual retainer amount will be determined by the Company’s Board from time to time.

On June 23, 2010, the Board approved an amendment to Section 9 of the Plan to (i) permit annual Stock Awards to non-employee Directors on any one of the Grant Dates; (ii) state that the number of shares comprising an award on a Grant Date shall be based on the closing price of the Stock on the prior business day; and (iii) permit a Stock Award to be made to each non-employee director on the date of the annual shareholder meeting based on the number of shares calculated on July 1st (up to a maximum of 15,000 shares for each director, with any difference in the value of the shares and $35,000 to be paid in cash) to the extent that there is an insufficient number of shares available as of that date to make a Stock Award to each non-employee director; provided however, that any such award shall only be granted consistent with the provisions of the Plan and applicable law.

Performance Awards

The Plan also authorizes the CNG Committee to grant awards of Common Stock, options, SARs or Restricted Stock as “Performance Awards.” Generally, Performance Awards require satisfaction of pre-established performance measures, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events. The CNG Committee will set the performance goals used to determine the amount payable pursuant to a performance award. The CNG Committee may also designate a Performance Award as a “Performance Compensation Award” in order that such constitutes “qualified performance-based compensation” under Section 162(m) of the Code, in which event the CNG Committee shall have the power to grant such Performance Compensation Award upon terms and conditions that qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m). The CNG Committee may not grant Performance Awards that are intended to qualify as Performance Compensation Awards under the Plan and Section 162(m) of the Code to any “covered employee” of the Company (as defined in Treasury Regulations Section 1.162-27(c)(2) for any calendar year that, upon exercise (in the case of an Option or SAR) or vesting (in the case of Restricted Stock) thereof, would individually or in the aggregate exceed 1,000,000 shares of Common Stock.

The business criteria used by the CNG Committee in establishing performance goals applicable to performance Awards to the covered employees must be selected from among the following: basic, diluted, or adjusted earnings per share; sales or revenue; earnings before interest, taxes, and other adjustments (in total or on a per share basis); basic or adjusted net income; returns on equity, assets, capital, revenue or similar measure; economic value added; working capital; total shareholder return; product or business development, product market share, mergers, acquisitions, sales of assets of subsidiaries, affiliates or other business units, or any similar objective performance measures the CNG Committee may decide upon from time to time. Performance Measures may vary from Performance Period to Performance Period and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

Effects of Termination of Employment or Service

Unless otherwise provided by the CNG Committee in the applicable Award Agreement, an Option or SAR Award will terminate earlier than the end of the Term of the awards, as follows:

(i) Cause or Voluntary Terminations of Employment. In the event of the termination of employment of a participant to whom an Option or SAR award that is either (i) for cause (as defined in the Plan) or (ii) voluntary on the part of the employee without the written consent of the Company, such award, to the extent not theretofore exercised, will terminate immediately;

(ii) Other Terminations of Employment. In the case of an option or SAR award granted to any employee, in the event of termination of employment for any reason other than terminations for cause, voluntary terminations by the participant, or the death or disability of the participant, the employee may exercise his or her option or SAR award (unless previously terminated or exercised) generally at any time during the three (3) months after such termination of employment, but only to the extent that such option or SAR award was exercisable by him or her at the date of termination of his or her employment;

(iii) Termination of Employment by Death or Disability. In the event of the death or disability of any employee participant, such participant’s option or SAR award (unless previously terminated or exercised) may be exercised (but only to the extent exercisable by the participant as of the date of his or her death or disability) within the one (1) year period following such participant’s death or disability; and

(iv) Non-Employee Directors; Others. Unless otherwise provided by the CNG Committee in the applicable Award Agreement, if a non-employee participant ceases to serve as a director of, or consultant to, the Company, for any reason (including the death or disability of the participant), the participant may exercise his or her option or SAR award (unless previously terminated or exercised) at any time within the one (1) year period after the date of such termination of service, death or disability.

Except as otherwise provided in an Award Agreement, in the event of termination of employment of a participant with the Company, subsidiary or affiliate for any reason, or cessation of service as a director or consultant of the Company for any reason, all of the participant’s Restricted Stock then remaining subject to the Company’s forfeiture rights shall be immediately forfeited to the Company; except if a participant’s employment or service with the Company ends by reason of death or disability, then all conditions and restrictions relating to the Restricted Stock held by such participant shall thereupon be waived and shall lapse.

Change of Control

Except with respect to Performance Awards to “covered employees”, as defined in Treasury Regulations Section 1.162-27(c)(2), or as otherwise provided by the CNG Committee, in the event of a “Change of Control” of the Company, as defined in the Plan, all awards will become fully vested, and all stock options will become immediately exercisable in full. On September 27, 2010, the Board amended the definition of a “Change of Control” of the Company in Section 15 of the Plan to make clear that awards will accelerate or become fully vested only upon the consummation of mergers, consolidations, or similar transactions.

Effectiveness of the Plan; Amendment; Termination

The amended and restated Plan became effective as of May 27, 2009, when it was most recently approved by our shareholders. If the Plan Amendment is not approved by the shareholders of the Company at this meeting, then the directors option awards made on April 1, 2010 shall be void and of no further force or effect, but the Plan shall continue in full force and effect for purposes of all awards granted pursuant to the 5,205,000 aggregate share award authority which was previously approved by our shareholders on May 27, 2009.

The Board may make such modifications or amendments to the Plan as it shall deem advisable, or in order to conform to any change in any law or regulation applicable thereto, without shareholder approval, provided that shareholder approval will be required for any amendment that will require shareholder approval as a matter of law or regulation or under the listing standards of the Nasdaq

Stock Market, Inc. Without the consent of any participant to whom any award shall therefore have been granted, no termination, modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such participants.

The Plan shall remain in effect until termination by the Board or until all shares of Common Stock authorized to be issued pursuant to the Plan have been issued or transferred or deemed issued or transferred as provided in the Plan.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of award. From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares. Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees, if and to the extent such compensation does not qualify as “performance-based” compensation under Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iii) an Award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the Common Stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the tax consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

Other than the award of non-qualified stock options made to our directors on April 1, 2010, no awards will be granted under the Plan prior to its approval by the shareholders of the Company at this Annual Meeting. All grants under the Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. The value of any benefits awarded under the Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the recipients of performance or other awards. As a result, it is not possible to determine the benefits or amounts that might be received by participants receiving awards under the Plan.

Vote Required for Approval

Approval of Proposal 4 – the amendment of Section 2 of the Plan – will require the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

ASX Listing Rule Requirements

Since mid-2006, a portion of our Common Stock has been listed and traded on the Australian Securities Exchange (“ASX”) in the form of CHESS Depositary Interests (“CDIs”). As a listed company on the ASX, we are required to comply with certain compensation and governance related rules related to such listing. The ASX listing rules (“Listing Rules”) require that we obtain shareholder approval of the making of any share awards under the Plan to our existing directors.

Text of Resolution

In voting “FOR” Proposal 4, shareholders will be approving the following resolution:

“RESOLVED: That the grant of awards to acquire shares of common stock in Magellan Petroleum Corporation, and the issue or transfer of shares of common stock in Magellan Petroleum Corporation to the members of the Board of Directors of Magellan Petroleum Corporation who are in office as of the date of this resolution, under the 1998 Stock Incentive Plan as described in the Notice of Annual Meeting of Shareholders and Proxy Statement of Magellan Petroleum Corporation, is approved for all purposes including for the purpose of Listing Rule 10.14; and that, for all purposes, including for the purpose of exception 9 of Listing Rule 7.2, shareholders approve the issue of securities under the 1998 Stock Incentive Plan, the terms and conditions of which are summarized above under the heading “Summary of the Plan.”

Listing Rule 7.1

Under Listing Rule 7.1, subject to certain exceptions, a company which is listed on ASX must not issue more than 15% of the company’s total issued capital in a 12-month period without shareholder approval. An exception is provided where shareholders approve the issue of securities under an employee benefit plan, as an exception to Listing Rule 7.1. We intend to have our shareholders’ approval of the resolution set forth above authorize the Company, under exception 9(b) of Listing Rule 7.2, to exclude any shares issued under the Plan during the period of three years from and after December 8, 2010 from the calculation of the 15% limit set forth in Listing Rule 7.1.

Listing Rule 10.15A

In accordance with Listing Rule 10.15A:

For the purposes of Listing Rule 10.15A.2, and pursuant to the “award limit” as specified in the Plan, the maximum aggregate number of shares of our Common Stock that may be acquired by the directors as awards of shares or options for whom approval is required under Listing Rule 10.14 is 2,000,000 shares of Common Stock. Upon shareholder approval of this Proposal 4, the award of 700,000 options to Messrs. McCann, Wilson, West, Basso, Mollah and Pettirossi will be confirmed. The Board intends to make annual awards of shares to its non-employee directors under the Plan during the next three years, pursuant to the non-employee directors’ compensation policy discussed on page 11 and will, upon a recommendation of the CNG Committee, consider such other awards of shares or options to Mr. Hastings or the Company’s other officers and employees during the next three years. Under the Plan, a participant (including each of our directors) who receives an award of shares or options is not required to make any payment to the Company upon receipt of the award. Participants who receive option awards must pay the exercise price of the option when converting the option into shares (on a 1-for-1 basis) of our Common Stock, which exercise price is equal to the “fair market value” of a share of Common Stock on the date of grant of the option. For a complete description of the Plan’s terms and the securities issuable thereunder, see “Summary of the Plan” above.

For the purposes of Listing Rule 10.15A.3, the price or the formula for calculating the price for each share of Common Stock to be acquired by a director under the Plan generally is the fair market value of the Common Stock on the date of grant, which is defined under the Plan as the closing price of the Stock on the Nasdaq Stock Market, Inc. (or the principal exchange on which the Common Stock is traded) on the date immediately prior to such grant, or, if no sales of the Common Stock occurred on that day, then the most recent day for which sales were reported.

For the purposes of Listing Rule 10.15A.4, the following persons referred to in Listing Rule 10.14 that received shares of Common Stock or options to acquire shares of Common Stock of the Company under the Plan since shareholder approval was last obtained for the Plan on May 27, 2009, are set forth in the Director Compensation Table, on page 9, concerning share awards made on or after May 27, 2009 and, with respect to Mr. Hastings, the “Outstanding Equity Awards at Fiscal Year End” Table on page 40. The acquisition price for each share subject to option granted to our directors is zero.

For the purposes of Listing Rule 10.15A.5, Donald V. Basso, William H. Hastings Walter McCann, Robert J. Mollah, Ronald P. Pettirossi, J. Robinson West and J. Thomas Wilson, including any director who is re-elected to serve for one or more successive terms, are those persons referred to in Listing Rule 10.14 who are entitled to participate in the Plan.

For the purposes of Listing Rule 10.15A.8, details of any securities awarded to our directors pursuant to the Plan will be published annually in our proxy statement relating to our Annual Meeting of Shareholders, together with a statement that approval for the issue of securities was obtained under Listing Rule 10.14.

For the purposes of Listing Rule 10.15A.8, any additional persons referred to in Listing Rule 10.14 who become entitled to participate in the Plan after Proposal 4 is approved by our shareholders on December 8, 2010 and who are not named in this proxy statement will not participate in the Plan until shareholder approval is obtained under Listing Rule 10.14, if required.

For the purposes of Listing Rule 10.15A.9, we will grant the awards of Common Stock described above to those persons who are directors as of December 8, 2010, including any incumbent or new director who is elected or re-elected subsequently to serve for one or more successive terms, no later than December 8, 2013.

For the purposes of Listing Rule 10.15A.7, no loan will be made by the Company in connection with the acquisition of any securities under the Plan by those persons who are directors as of December 8, 2010, as prohibited by the Sarbanes Oxley Act of 2002.

For the purposes of determining whether we have sufficient shareholder approval under the Listing Rules, we will disregard any votes cast on Proposal 4 by:

•

a director of the company who is in office as of December 8, 2010, other than Nikolay V. Bogachev, whom the Board has declared by resolutions adopted on September 27, 2010 to be ineligible to receive awards under the Plan for a three year period ending on December 8, 2013; and

•	any associate of any director of the company other than Mr. Bogachev who is in office as at the date of the resolution.

However, we need not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy form; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL  4 – THE AMENDMENT OF SECTION 2 OF THE COMPANY’S 1998 STOCK INCENTIVE PLAN.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has engaged Deloitte & Touche LLP to serve as the Company’s registered independent public accounting firm to audit the Company’s accounts and records for the fiscal year ending June 30, 2011, and to perform other appropriate services. Shareholders are hereby asked to ratify the Board’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

We expect that a representative from Deloitte & Touche LLP will be present at the 2010 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions.

Principal Accountant’s Fees and Services

During the fiscal years ended June 30, 2010 and June 30, 2009, the Company retained its current principal auditor, Deloitte & Touche LLP, to provide services in the following categories and amounts.

Audit Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and the audit of financial statements included in the Annual Report on Form 10-K for the fiscal years ended June 30, 2010 and June 30, 2009 were $554,053 and $566,698, respectively.

Audit-Related Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP in connection with the Company’s audit-related services during the fiscal year ended June 30, 2010 and June 30, 2009 were $140,031 and $77,994, respectively. The services performed during the 2010 fiscal year related to advice and consultation regarding: (i) accounting and disclosure related to option and warrant transactions; (ii) YEP’s July 2009 investment in the Company; (iii) other acquisition matters; (iv) the Company’s Securities Act registration statement filings; and (v) compliance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002. The services performed during the 2009 fiscal year related to: (i) advice and consultation on comment letters of the SEC received by the Company; (ii) due diligence work with respect to the negotiation, execution and completion of the strategic investment by YEP in the Company pursuant to the February 2009 Purchase Agreement with YEP; and (iii) advice and consultation regarding the design of internal controls over financial reporting at MPAL in preparation for compliance with the requirements of Section 404 of the Sarbanes Oxley Act of 2002.

Tax Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for tax services rendered to the Company during the fiscal year ended June 30, 2010 and June 30, 2009 were $2,000 and $36,590, respectively. During the 2010 fiscal year, the services performed related to tax advice and consultation and in the 2009 fiscal year, the services performed related to U.K. tax planning and advice.

All Other Fees

The aggregate fees paid or to be paid to Deloitte & Touche LLP for all other services rendered to the Company during the fiscal year ended June 30, 2010 and June 30, 2009 were $16,140 and $0, respectively. During the 2010 fiscal year, these services related to forensic accounting work.

Pre-Approval Policies

Under the terms of its Charter, the Audit Committee is required to pre-approve all the services provided by, and fees and compensation paid to, the independent registered public accounting firm for both audit and permitted non-audit services. When it is proposed that the independent registered public accounting firm provide additional services for which advance approval is required, the Audit Committee may form and delegate authority to a subcommittee consisting of one or more members, when appropriate, with the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are to be presented to the Committee at its next scheduled meeting.

Vote Required for Approval

Approval of Proposal Five – the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011 – will require the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter, provided that a quorum exists.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

OTHER MATTERS

If any other matters are properly presented to shareholders for a vote at the Annual Meeting, the persons named as proxies on the proxy card will have discretionary authority, to the extent permitted by law, to vote on such matters in accordance with their best judgment.

The Board of Directors knows of no other matters which will be presented to shareholders for consideration at the Annual Meeting other than the matters referred to in Proposals 1, 2, 3, 4 and 5.

SOLICITATION OF PROXIES

The entire expense of preparing and mailing this proxy statement and any other soliciting material (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors and solicitors, public relations, transportation and litigation) will be borne by the Company. In addition to the use of the mails, the Company or certain of its employees may solicit proxies by telephone, telegram and personal solicitation; however, no additional compensation will be paid to those employees in connection with such solicitation. In addition, the Company has engaged The Proxy Advisory Group, LLC to assist in the distribution of proxy solicitation materials for a services fee and the reimbursement of customary expenses, which are not expected to exceed $20,000 in the aggregate. The Company has also retained American Stock Transfer & Trust Company, LLC (“AST”) to serve as the Inspector of Elections for the 2010 Annual Meeting and to provide specified telephone and Internet voting, mailing, handling, tabulation and document hosting services. The fees payable to AST by the Company are approximately $5,000, plus per item charges for each registered or beneficial shareholder vote, per document charges for the hosting services and reimbursement of AST’s mailing costs and expenses. The entire cost of the proxy solicitation will be borne by the Company.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock that such institutions hold of record, and the Company will reimburse such institutions for their reasonable out-of-pocket disbursements and expenses.

SHAREHOLDER PROPOSALS

Shareholders who intend to have a proposal included in the notice of meeting and related proxy statement relating to the Company’s 2011 Annual Meeting of Shareholders (which is assumed would be held on or about December 8, 2011) must submit the proposal on or before June 28, 2011.

Notice of Business to be Brought Before a Shareholders’ Meeting

If a shareholder wishes to present a proposal at the Company’s 2011 Annual Meeting of Shareholders and the proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the shareholder must give advance notice to the Company prior to one of two deadlines set forth in the Company’s By-Laws.

If a shareholder’s proposal relates to business other than the nomination of persons for election to the board of directors, Article II, Section 2.1 applies.

Article II, Section 2.1, of the Company’s By-Laws provides in part that,

“At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders. Notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

(a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) the name and address, as they appear on the corporation’s books, of the stockholder intending to propose such business;

(c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

(d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

(e) any material interest of the stockholder in such business.”

To be timely under this By-Law, a shareholder proposal must be received no earlier than September 10, 2011, but no later than October 10, 2011, which is the time period not less than 60 days nor more than 90 days prior to December 8, 2011.

Nominations of Persons for Election to the Board of Directors

If a shareholder’s proposal relates to the nomination of persons for election to the board of directors, Article II, Section 2.2 applies.

Article II, Section 2.2 Notice of Stockholder Nominees of the Company’s By-Laws provides that,

Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days’ (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

    Each such notice shall set forth:

(a)	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)	a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

(d)	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

To be timely under this By-Law, a shareholder proposal must be received no earlier than September 10, 2011, but no later than October 10, 2011, which is the time period not less than 60 days nor more than 90 days prior to December 8, 2011.

All shareholder proposals should be submitted to the Secretary of Magellan Petroleum Corporation at 7 Custom House Street, 3rd Floor, Portland, ME 04101. The fact that a shareholder proposal is received in a timely manner does not ensure its inclusion in the proxy material, since there are other requirements in the Company’s By-Laws and the proxy rules relating to such inclusion.

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2010, AS AMENDED, FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY, 7 CUSTOM HOUSE STREET, 3rd FLOOR, PORTLAND, ME 04101, ATTENTION: MR. JEFFREY G. TOUNGE, MANAGER, COMMERCIAL OPERATIONS AND INVESTOR RELATIONS.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

By Order of the Board of Directors,

Edward B. Whittemore
Secretary

Dated: October 26, 2010

Appendix A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION OF

MAGELLAN PETROLEUM CORPORATION

Magellan Petroleum Corporation, a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation held on September 13, 2010, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”), declaring said amendment to be advisable and providing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the 2010 annual meeting of the stockholders of the Corporation to be held on December 8, 2010. The resolutions setting forth the proposed amendments are as follows:

“FOURTH: (a) The Corporation is authorized to issue two classes of shares to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”), each with a par value of one cent ($0.01) per share. The total number of shares of Common Stock that the Corporation is authorized to issue is three hundred million (300,000,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is fifty million (50,000,000).

(b) Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

(c) Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this Certificate of Incorporation. Each series of Preferred Stock shall be distinctly designated. The voting powers, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issue of a particular series of Preferred Stock, the voting powers, if any, of each such series and the designations, preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof to the full extent now or hereafter permitted by this Certificate of Incorporation and the laws of the State of Delaware. Shares of Preferred Stock, regardless of series, that are converted into other securities or other consideration or otherwise acquired by the Corporation shall be retired and cancelled, and the Corporation shall take all such actions as are necessary to cause such shares to have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the Company shall have the right to reissue such shares.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, at the 2010 annual meeting of the stockholders of the Corporation held on December 8, 2010, duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares and shareholders as required by statute and by the Restated Certificate were voted and voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed this             day of December, 2010.

Magellan Petroleum Corporation

By:
Name:	William H. Hastings
Title:	President and Chief Executive Officer

A-1

MAGELLAN PETROLEUM CORPORATION

ANNUAL MEETING OF SHAREHOLDERS — December 8, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned holder of shares of common stock of MAGELLAN PETROLEUM CORPORATION, a Delaware corporation (hereinafter referred to as the Company) does hereby constitute and appoint William H. Hastings, Antoine J. Lafargue and Jeffrey G. Tounge, or any of them, as proxies, with full power to act without the other and with full power of substitution, to vote the said shares of stock at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 8, 2010 at 1:00 P.M., local time, at Hyatt Regency Orlando Airport, 9300 Airport Boulevard, Orlando, FL 32827 (tel: (407) 825-1234), at any adjourned or postponed meeting or meetings thereof, held for the same purposes, in the following manner:

UNLESS DIRECTED TO THE CONTRARY BY SPECIFICATION IN THE SPACES PROVIDED, THE SAID INDIVIDUALS ARE HEREBY AUTHORIZED AND EMPOWERED BY THE UNDERSIGNED TO VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5 AND ARE GIVEN DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTERS UPON WHICH THE UNDERSIGNED IS ENTITLED TO VOTE, AND WHICH MAY PROPERLY COME BEFORE SAID MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy must be signed exactly as the name appears herein. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer.

(Continued and to be signed on the other side)

RETURN OF PROXIES

WE URGE EACH SHAREHOLDER WHO IS UNABLE TO ATTEND THE MEETING TO VOTE BY PROMPTLY SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY IN THE REPLY ENVELOPE ENCLOSED.

    Please mark your votes as in this example:  ☑

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4 and 5.

1.	Election of three Class I Directors — each to serve a term of three years ending on the date of the Company’s 2013 Annual Meeting of Shareholders	FOR	WITHHELD

	Nominees: Walter McCann	☐	☐

	Ronald P. Pettirossi	☐	☐

	J. Robinson West	☐	☐

		FOR	AGAINST	ABSTAIN
2.

To approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to increase the number of authorized shares of the Company’s class of common stock from 200,000,000 shares to 300,000,000 shares.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To approve an amendment to the Company’s Restated Certificate to authorize a class of 50,000,000 shares of preferred stock.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.

To approve an amendment to Section 2 of the Company’s 1998 Stock Incentive Plan to increase the authorized shares of common stock reserved for awards under the Plan by 2,000,000 shares, to a total of 7,205,000 shares.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2011.	☐	☐	☐

SIGNATURE                                                                                                                DATE

SIGNATURE                                                                                                                 DATE

(IF HELD JOINTLY)

NOTE: Please sign this proxy as name(s) appears above and return promptly to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, N.Y. 11219, whether or not you plan to attend the meeting.